Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (this “First Amendment”) is executed as of August 13, 2019, by and among Francesca’s Services Corporation, a Texas corporation (“FSC”), Francesca’s Collections, Inc., a Texas corporation (“FCI” and, together with FSC, the “Borrowers”), the other Loan Parties party hereto and JPMorgan Chase Bank, N.A., a national banking association (in its capacity as administrative agent, the “Administrative Agent”, in its capacity as Lender, the “Lender” and in its capacity as issuing bank, the “Issuing Bank”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Loan Parties, the Administrative Agent and the Lender are parties to that certain Credit Agreement dated as of May 25, 2018 (as amended, the “Credit Agreement”; unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the meaning given such terms in the Credit Agreement, as amended hereby), pursuant to which the Lender provides certain financing to the Borrowers in accordance with the terms and conditions set forth therein;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Lender amend the Credit Agreement as set forth herein to, among other things, (i) reduce the Aggregate Revolving Commitment from $50,000,000 to $40,000,000 and (ii) allow the Loan Parties to enter into that certain term loan credit facility (the “Term Facility”) with Tiger Finance, LLC, a Delaware limited liability company, as administrative agent and lender (the “Term Lender”);

WHEREAS, subject to the terms, and satisfaction or waiver of the conditions precedent set forth herein, the Administrative Agent and the Lender have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments to Credit Agreement. Subject to the satisfaction of each condition precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked copy of the Credit Agreement attached as Annex A hereto and made a part hereof for all purposes.

Section 2 Conditions Precedent. The effectiveness of the amendments to the Credit Agreement contained in Section 1 hereof are subject to the satisfaction of each of the following conditions precedent; provided that such conditions shall be satisfied on or before August 13, 2019 to be effective:

2.1              Counterparts. The Administrative Agent shall have been provided with executed counterparts of this First Amendment duly executed and delivered by the Borrowers, the other Loan Parties and the Lender.

2.2              Term Loan Documents. The Administrative Agent shall have been provided with the documents evidencing the Term Facility, in each case reasonably satisfactory to the Administrative Agent and duly executed and delivered by the Loan Parties and the Term Lender.

2.3              Intercreditor Agreement. The Administrative Agent shall have been provided with an intercreditor agreement reasonably satisfactory to the Administrative Agent and duly executed and delivered by the Administrative Agent, the Loan Parties and the Term Lender.

2.4              Amendment Fee. The Borrowers shall have paid to the Administrative Agent for the account of the Lender an amendment fee in an amount as separately agreed in the Fee Letter, dated as of the date hereof, among the Administrative Agent and the Borrowers.

2.5              Other Fees and Expenses. The Loan Parties shall have paid or reimbursed the Administrative Agent for all reasonable and documented fees and expenses of the Administrative Agent and its Affiliates in connection with the preparation, negotiation and execution of this First Amendment, including, without limitation, the reasonable and documented fees, disbursements and other charges of Vinson & Elkins L.L.P., counsel to the Administrative Agent.

2.6              Closing Availability. After giving effect to the transactions contemplated on the date hereof and payment of all fees and expenses due hereunder and under the Term Facility, and with all of the Loan Parties’ Indebtedness, liabilities, and obligations current, the Loan Parties’ Availability plus unrestricted cash held in deposit accounts subject to the Administrative Agent’s control shall not be less than $20,000,000.

2.7              Officer’s Certificates. The Administrative Agent shall have received a certificate of each Loan Party, dated the date hereof and executed by its Secretary, Assistant Secretary or other appropriate officer, which shall certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of this First Amendment and of the Term Facility, identify by name and title and bear the signatures of the Financial Officers and any other officers of such Loan Party authorized to sign this First Amendment and any other Loan Documents delivered in connection therewith, and contain appropriate attachments, including the certificate or articles of incorporation or organization or equivalent constitutional documents of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party where relevant and a true and correct copy of its bylaws or operating, management or partnership agreement, or certify that there have been no changes to such constitutional documents and organizational documents since the date such documents were last delivered to the Administrative Agent, and a long form good standing certificate for each Loan Party from its jurisdiction of organization as of a recent date.

2.8              No Material Adverse Effect. Since February 2, 2019, no Material Adverse Effect shall have occurred with respect to any Loan Party.

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2.9              Representations and Warranties. (a) After giving effect to this First Amendment, the representations and warranties of each Loan Party contained in the Credit Agreement and the other Loan Documents (other than this First Amendment) shall be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) on and as of the date hereof except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of such earlier date, and (b) the representations and warranties of each Loan Party contained in this First Amendment shall be true and correct on and as of the date hereof.

2.10          Absence of Defaults. After giving effect to this First Amendment, no Default or Event of Default shall exist.

Section 3 Representations and Warranties. In order to induce the Administrative Agent and the Lender to enter into this First Amendment, the Loan Parties hereby jointly and severally represent and warrant to the Administrative Agent and the Lender that:

3.1              Accuracy of Representations and Warranties. After giving effect to this First Amendment, each of the representations and warranties of each Loan Party contained in the Loan Documents is true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of the date hereof except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (except that any such representations and warranties that are qualified by materiality shall be true and correct in all respects) as of such earlier date.

3.2              Due Authorization, No Conflicts. The execution, delivery and performance of this First Amendment by each Loan Party (a) are within each Loan Party’s limited liability company, limited partnership or corporate power, as applicable, (b) have been duly authorized by all necessary limited liability company, limited partnership or corporate action, as applicable, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (d) do not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (e) do not constitute a default under any material agreement binding upon the Loan Parties, except such as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (f) will not result in the creation or imposition of any Lien upon any of the assets of the Loan Parties except for Permitted Encumbrances and Liens created pursuant to the Loan Documents.

3.3              Validity and Binding Effect. This First Amendment constitutes the valid and binding obligations of the Loan Parties enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

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3.4              Absence of Defaults. After giving effect to this First Amendment, no Default or Event of Default has occurred and is continuing.

3.5              No Defense. To the knowledge of the Loan Parties, no Loan Party has any defense to payment, counterclaim or rights of set-off with respect to the Secured Obligations on the date hereof. Each Loan Party hereby waives and releases, to the fullest extent permitted by applicable law, any defense, counterclaim or rights of set-off, as further set forth in Section 4.14 below.

Section 4 Miscellaneous.

4.1              Reaffirmation of Loan Documents; Extension of Liens. Except as modified by this First Amendment, each Loan Party hereby acknowledges, ratifies, reaffirms and agrees that each of the Loan Documents to which it is a party and the first priority, perfected Liens and security interests created thereby in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, are and will remain in full force and effect and binding on such Loan Party, and are enforceable in accordance with their respective terms and applicable law. By its execution hereof, each Loan Party (in its individual capacity and in its capacity as member, shareholder or partner of each other Loan Party, as applicable) acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents and the enforceability thereof against it, which terms and provisions, except as modified herein, are incorporated by reference as of the date hereof as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases, and indemnifications contained therein. Without limitation of the foregoing, each Borrower hereby acknowledges, ratifies and confirms the Credit Agreement and all of its debts and obligations to the Administrative Agent and the Lenders thereunder, including such Borrower’s joint and several liability for all Obligations.

4.2              Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3              Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until this First Amendment has been executed by each Loan Party, the Administrative Agent and the Lender at which time this First Amendment shall be binding on, enforceable against and inure to the benefit of the Loan Parties, the Administrative Agent and the Lender. Delivery of an executed counterpart of a signature of this First Amendment by facsimile or other electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart of this First Amendment.

4.4              COMPLETE AGREEMENT. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREOF.

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4.5              Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

4.6              No Implied Waivers. No failure or delay on the part of the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this First Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.7              Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Administrative Agent and the Lender that such Loan Party has had the opportunity to consult with legal counsel of its own choice and have been afforded an opportunity to review this First Amendment with its legal counsel,  such Loan Party has reviewed this First Amendment and fully understands the effects thereof and all terms and provisions contained herein,  such Loan Party has executed this First Amendment of its own free will and volition, and  this First Amendment shall be construed as if jointly drafted by the Loan Parties and the Lender. The recitals contained in this First Amendment shall be construed to be part of the operative terms and provisions of this First Amendment.

4.8              Arms-Length/Good Faith. This First Amendment has been negotiated at arms-length and in good faith by the parties hereto.

4.9              Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa.

4.10          Severability. In case any one or more of the provisions contained in this First Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this First Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

4.11          Confirmation of Loan Guaranty, Assignments; Further Assurances. By signing below where indicated each Loan Party, in its capacity as Loan Guarantor, hereby acknowledges and approves the Credit Agreement, as amended by this First Amendment, and the Loan Documents (including, without limitation, any and all documents delivered in connection with this First Amendment) and the terms thereof, and specifically agrees to comply with all provisions which refer to or affect such Loan Guarantor, the Loan Guaranty and any matter in connection therewith. Without limiting the generality of the foregoing, each Loan Guarantor specifically consents to all of the transactions contemplated in this First Amendment and further agrees and confirms that the Loan Guaranty executed and provided to the Administrative Agent and the Lender, as applicable, by such Loan Guarantor, continues in full force and effect in favor of the Administrative Agent and the Lender, as applicable. The payment of the Guaranteed Obligations (or applicable portion thereof) shall continue to be unconditionally guaranteed by, and such Loan Guarantor hereby confirms and ratifies, the Loan Guaranty, and hereby unconditionally guarantees the prompt and full payment of the Guaranteed Obligations (or applicable portion thereof) to the Administrative Agent and the Lender, as applicable, in accordance with the terms of the Loan Guaranty. Each Loan Party shall make, execute or endorse, and acknowledge and deliver or file and record or cause same to be done, all such documents, notices, instruments or other assurances, and take all such other action, as the Administrative Agent or the Lender may, from time to time, deem reasonably necessary or proper in connection with this First Amendment and the Credit Agreement, as amended hereby.

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4.12          WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO  CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND  ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.13          Governing Law. This First Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

4.14          NO CLAIMS; RELEASE; COVENANT NOT TO SUE. EACH LOAN PARTY (IN ITS OWN RIGHT AND ON BEHALF OF ITS PREDECESSORS, SUCCESSORS, LEGAL REPRESENTATIVES AND ASSIGNS) HEREBY EXPRESSLY AND UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT, TO ITS KNOWLEDGE, AS OF THE DATE HEREOF, IT HAS NO SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, DEFENSES, CLAIMS, CAUSES OF ACTION, ACTIONS OR DAMAGES OF ANY CHARACTER OR NATURE, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT, OR INDIRECT, AGAINST ADMINISTRATIVE Agent, THE lender, THE ISSUING BANK, ANY OF their AFFILIATES OR ANY OF their OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, consultants to attorneys OR REPRESENTATIVES OR ANY OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS OR ASSIGNS (COLLECTIVELY, THE “LENDER-RELATED PARTIES”) OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE Indebtedness OR ANY LIENS OR SECURITY INTERESTS OF THE ADMINISTRATIVE AGENT. IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT, the LENDER AND THE ISSUING BANK TO ENTER INTO THIS FIRST AMENDMENT, EACH LOAN PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES AND FULLY AND FINALLY RELEASES AND FOREVER DISCHARGES THE LENDER-RELATED PARTIES FROM, and covenants not to sue the Lender-related parties for, ANY AND ALL SETOFFS, COUNTERCLAIMS, ADJUSTMENTS, RECOUPMENTS, CLAIMS, DEMANDS, CAUSES OF ACTION, ACTIONS, GROUNDS, CAUSES, DAMAGES, REMEDIES, COSTS AND EXPENSES OF EVERY NATURE AND CHARACTER, WHETHER CONTINGENT, NONCONTINGENT, LIQUIDATED, UNLIQUIDATED, FIXED, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED OR UNSECURED, KNOWN OR UNKNOWN, ACTUAL OR PUNITIVE, FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, ARISING OUT OF OR FROM OR RELATED TO ANY LAW, STATUTE, RULE. REGULATION, OR ANY OF THE LOAN DOCUMENTS, WHETHER AT LAW, IN EQUITY, OR OTHERWISE, WHICH any LOAN PArTY OWNS AND HOLDS as of the date hereof, OR HAS AT ANY TIME prior to the date hereof OWNED OR HELD, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS SECTION IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE LENDER-RELATED PARTIES BY ANY LOAN PARTY AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE, OR WAIVER BY ANY LOAN PARTY IN FAVOR OF ANY OF THE LENDER-RELATED PARTIES, IT BEING THE INTENT OF THE LOAN PARTIES THAT THIS RELEASE AND COVENANT NOT TO SUE BE AS BROAD AND INCLUSIVE AS PERMITTED BY APPLICABLE LAW.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first above written.

THE BORROWERS:	FRANCESCA’S SERVICES CORPORATION

	By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee Title: Executive Vice President and Chief Financial Officer

FRANCESCA’S COLLECTIONS, INC.

By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee Title: Executive Vice President and Chief Financial Officer

OTHER LOAN PARTIES:	FRANCESCA’S HOLDINGS CORPORATION

	By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee Title: Executive Vice President and Chief Financial Officer

FRANCESCA’S LLC

By:	/s/ Cynthia Thomassee
Name: Cynthia Thomassee Title: Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement – Francesca’s]

JPMorgan Chase Bank, N.A.,
as the Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/ Candice Brooks
Name: Candice Brooks Title: Authorized Officer

[Signature Page to First Amendment to Credit Agreement – Francesca’s]

Annex A

Amended Credit Agreement

Execution Version

CREDIT AGREEMENT

dated as of

May 25, 2018

among

FRANCESCA’S HOLDINGS CORPORATION

and its Subsidiaries Party Hereto,

the Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A.,

as Sole Bookrunner and Sole Lead Arranger

ASSET BASED LENDING

TABLE OF CONTENTS

Page

Article 1 Definitions		1
Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~36~~41
Section 1.03	Terms Generally	~~36~~42
Section 1.04	Accounting Terms; GAAP	~~37~~42
Section 1.05	Status of Obligations	~~37~~42

Article 2 The Credits		~~37~~43
Section 2.01	Commitments	~~37~~43
Section 2.02	Loans and Borrowings	~~38~~43
Section 2.03	Requests for Borrowings	~~38~~44
Section 2.04	Protective Advances	~~39~~45
Section 2.05	Swingline Loans and Overadvances	~~40~~46
Section 2.06	Letters of Credit	~~42~~48
Section 2.07	Funding of Borrowings	~~48~~54
Section 2.08	Interest Elections	~~49~~54
Section 2.09	Termination and Reduction of Commitments~~; Increase in Revolving Commitments~~	~~50~~56
Section 2.10	Repayment and Amortization of Loans; Evidence of Debt	~~52~~58
Section 2.11	Prepayment of Loans	~~53~~59
Section 2.12	Fees	~~54~~60
Section 2.13	Interest	~~55~~61
Section 2.14	Alternate Rate of Interest; Illegality	~~56~~62
Section 2.15	Increased Costs	~~57~~64
Section 2.16	Break Funding Payments	~~59~~65
Section 2.17	Withholding of Taxes; Gross-Up	~~59~~66
Section 2.18	Payments Generally; Allocation of Proceeds; Sharing of Set-offs	~~64~~70
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~67~~73
Section 2.20	Defaulting Lenders	~~67~~74
Section 2.21	Returned Payments	~~69~~76
Section 2.22	Banking Services and Swap Agreements	~~70~~76

Article 3 Representations and Warranties		~~70~~77
Section 3.01	Organization; Powers	~~70~~77
Section 3.02	Authorization; Enforceability	~~70~~77
Section 3.03	Governmental Approvals; No Conflicts	~~70~~77
Section 3.04	Financial Condition; No Material Adverse Change	~~71~~77
Section 3.05	Properties	~~71~~78
Section 3.06	Litigation and Environmental Matters	~~71~~78
Section 3.07	Compliance with Laws and Agreements; No Default	~~72~~79
Section 3.08	Investment Company Status	~~72~~79
Section 3.09	Taxes	~~72~~79
Section 3.10	ERISA	~~72~~79
Section 3.11	Disclosure	~~73~~79

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Section 3.12	Material Agreements	~~73~~80
Section 3.13	Solvency	~~73~~80
Section 3.14	Insurance	~~73~~80
Section 3.15	Capitalization and Subsidiaries	~~74~~81
Section 3.16	Security Interest in Collateral	~~74~~81
Section 3.17	Employment Matters	~~74~~81
Section 3.18	Federal Reserve Regulations	~~74~~81
Section 3.19	Use of Proceeds	~~74~~81
Section 3.20	No Burdensome Restrictions	~~74~~81
Section 3.21	Anti-Corruption Laws and Sanctions	~~74~~81
Section 3.22	Common Enterprise	~~75~~82
Section 3.23	EEA Financial Institutions	~~75~~82
Section 3.24	Plan Assets; Prohibited Transactions	82

Article 4 Conditions		~~75~~82
Section 4.01	Effective Date	~~75~~83
Section 4.02	Each Credit Event	~~78~~85

Article 5 Affirmative Covenants		~~79~~86
Section 5.01	Financial Statements; Borrowing Base and Other Information	~~79~~86
Section 5.02	Notices of Material Events	~~84~~92
Section 5.03	Existence; Conduct of Business	~~85~~93
Section 5.04	Payment of Obligations	~~85~~94
Section 5.05	Maintenance of Properties	~~85~~94
Section 5.06	Books and Records; Inspection Rights	~~85~~94
Section 5.07	Compliance with Laws and Material Contractual Obligations	~~86~~95
Section 5.08	Use of Proceeds	~~87~~95
Section 5.09	Accuracy of Information	~~87~~96
Section 5.10	Insurance	~~87~~96
Section 5.11	Casualty and Condemnation	~~87~~96
Section 5.12	Appraisals	~~88~~96
Section 5.13	Depository Banks	~~88~~97
Section 5.14	Additional Collateral; Further Assurances	~~89~~98

Article 6 Negative Covenants		~~90~~99
~~Section 6.01~~	~~Indebtedness~~	~~90~~
Section 6.01	Indebtedness	99
Section 6.02	Liens	~~92~~101
Section 6.03	Fundamental Changes	~~94~~103
Section 6.04	Investments, Loans, Advances, Guarantees, and Acquisitions	~~94~~104
Section 6.05	Asset Sales	~~96~~105
Section 6.06	Sale and Leaseback Transactions	~~97~~107
Section 6.07	Swap Agreements	~~97~~107
Section 6.08	Restricted Payments; Certain Payments of Indebtedness	~~97~~107
Section 6.09	Transactions with Affiliates	~~98~~108
Section 6.10	Restrictive Agreements	~~99~~109
Section 6.11	Amendment of Material Documents	~~100~~110

Section 6.12	Reserved	~~100~~110
Section 6.13	Financial Covenants	~~100~~110

Article 7 Events of Default		~~100~~112

Article 8 The Administrative Agent		~~104~~116
Section 8.01	Appointment	~~104~~116
Section 8.02	Rights as a Lender	~~104~~116
Section 8.03	Duties and Obligations	~~104~~117
Section 8.04	Reliance	~~105~~117
Section 8.05	Actions through Sub-Agents	~~105~~117
~~Section 8.06~~	~~Resignation~~	~~105~~
Section ~~8.07Non-Reliance106~~8.06 Resignation		118
Section ~~8.08Reserved107~~8.07 Non-Reliance		118
Section 8.08	Certain ERISA Matters	119
Section 8.09	Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties	~~107~~121
Section 8.10	Flood Laws	~~108~~121

Article 9 Miscellaneous		~~108~~122
Section 9.01	Notices	~~108~~122
Section 9.02	Waivers; Amendments	~~111~~124
Section 9.03	Expenses; Indemnity; Damage Waiver	~~114~~127
Section 9.04	Successors and Assigns	~~116~~130
Section 9.05	Survival	~~120~~134
Section 9.06	Counterparts; Integration; Effectiveness; Electronic Execution	~~121~~134
Section 9.07	Severability	~~122~~135
Section 9.08	Right of Setoff	~~122~~135
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~122~~135
Section 9.10	Waiver of Jury Trial	~~123~~136
~~Section 9.11~~	~~Headings~~	~~123~~
Section 9.11	Headings	136
Section 9.12	Confidentiality	~~123~~137
Section 9.13	Several Obligations; Nonreliance; Violation of Law	~~124~~138
Section 9.14	USA PATRIOT Act	~~125~~138
Section 9.15	Disclosure	~~125~~138
Section 9.16	Appointment for Perfection	~~125~~138
Section 9.17	Interest Rate Limitation	~~125~~139
Section 9.18	Marketing Consent	~~125~~139
Section 9.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~125~~139
Section 9.20	No Fiduciary Duty, Etc.	~~126~~140
Section 9.21	Acknowledgement Regarding Any Supported QFCs	140

Article 10 Loan Guaranty		~~127~~141
Section 10.01	Guaranty	~~127~~141
Section 10.02	Guaranty of Payment	~~127~~141
Section 10.03	No Discharge or Diminishment of Loan Guaranty	~~128~~142

Section 10.04	Defenses Waived	~~128~~143
Section 10.05	Rights of Subrogation	~~129~~143
Section 10.06	Reinstatement; Stay of Acceleration	~~129~~143
~~Section 10.07~~	~~Information~~	~~129~~
~~Section 10.08~~	~~Termination~~	~~129~~
Section 10.07	Information	143
Section 10.08	Termination	144
Section 10.09	Taxes	~~130~~144
Section 10.10	Maximum Liability	~~130~~144
Section 10.11	Contribution	~~130~~144
Section 10.12	Liability Cumulative	~~131~~145
Section 10.13	Keepwell	~~131~~145

Article 11 The Borrower Representative		~~131~~146
Section 11.01	Appointment; Nature of Relationship	~~131~~146
Section 11.02	Powers	~~132~~146
Section 11.03	Employment of Agents	~~132~~146
Section 11.04	Notices	~~132~~146
Section 11.05	Successor Borrower Representative	~~132~~146
Section 11.06	Execution of Loan Documents; Borrowing Base Certificate	~~132~~147
Section 11.07	Reporting	~~133~~147

SCHEDULES:

Commitment Schedule

Schedule 3.05 – Properties

Schedule 3.06 – Disclosed Matters

Schedule 3.14 – Insurance

Schedule 3.15 – Capitalization and Subsidiaries

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Written Borrowing Request

Exhibit C – Form of Borrowing Base Certificate

Exhibit D – Form of Compliance Certificate

Exhibit E – Joinder Agreement

Exhibit F-1 – U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-2 – U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-3 – U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)

Exhibit F-4 – U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May 25, 2018 (as it may be amended or otherwise modified from time to time, this “Agreement”), is among Francesca’s Holdings Corporation, a Delaware corporation, the other Loan Parties party hereto, the Lenders party hereto, and JPMorgan Chase Bank, N.A., as the Administrative Agent.

The parties hereto agree as follows:

Article 1

Definitions

Section 1.01      Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Account” has the meaning assigned to such term in the Security Agreement, and includes any Credit Card Account.

“Account Debtor” means any Person obligated on an Account.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party (a) acquires any business (including a business unit or all, or substantially all, of a business unit of a Person) or all or substantially all of the assets of any Person, whether through purchase of assets, merger, or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a Person that have ordinary voting power for the election of directors or other similar management personnel of a Person (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority of the outstanding Equity Interests of a Person.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period or for any ABR Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its successors and assigns), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the specified Person.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders at such time.

“Aggregate Revolving Commitment” means, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as ~~increased or~~ reduced from time to time pursuant to the terms and conditions hereof. As of the First Amendment Effective Date, the Aggregate Revolving Commitment is $~~50,000,000~~40,000,000.

“Aggregate Revolving Exposure” means, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day, plus ½ of 1.00%, and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.00%, provided that, for the purpose of this definition, the Adjusted LIBO Rate for any day will be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, or the Adjusted LIBO Rate will be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14, then the Alternate Base Rate will be the greater of clause (a) and clause (b) preceding and will be determined without reference to clause (c) preceding. For the avoidance of doubt, if the Alternate Base Rate is less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to FHC, any Borrower, or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Percentage” means, at any time and with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure, Overadvances, or Swingline Loans, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment at such time and the denominator of which is the Aggregate Revolving Commitment at such time, provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages will be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time) and (b) with respect to Protective Advances or with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender is a Defaulting Lender, such Defaulting Lender’s Commitment will be disregarded in the calculations under clause (a) and clause (b) preceding.

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“Applicable Rate” means, for any day, with respect to any Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Revolver ABR Spread”, “Revolver Eurodollar Spread”, or “Commitment Fee Rate”, as the case may be, based upon the Fixed Charge Coverage Ratio as of the most recent determination date, provided that until the delivery to the Administrative Agent, pursuant to Section 5.01, of FHC’s consolidated financial information for its Fiscal Quarter ending November ~~3~~2, ~~2018~~ 2019, the “Applicable Rate” will be the applicable rates per annum set forth below in Category ~~1~~3:

Fixed Charge Coverage Ratio	Revolver ABR Spread	Revolver Eurodollar Spread	Commitment Fee Rate
Category 1: Greater than 1.75 to 1.00	–0.50%	1.25%	0.20%
Category 2: Less than or equal to 1.75 to 1.00, but greater than 1.25 to 1.00	–0.25%	1.50%	0.20%
Category 3: Less than or equal to 1.25 to 1.00	0.00%	1.75%	0.20%

For purposes of the foregoing, (a) the Applicable Rate will be determined as of the end of each Fiscal Quarter of FHC based upon FHC’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01 and ~~(a)~~(b) each change in the Applicable Rate resulting from a change in the Fixed Charge Coverage Ratio will be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Fixed Charge Coverage Ratio will be deemed to be in Category 3 at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability” means, at any time, an amount equal to (a) the ~~lesser of  the Aggregate~~ Revolving ~~Commitment or  the Borrowing Base~~Loan Cap, minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings), minus, (c) without duplication, Reserves.

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“Availability Block” means an amount equal to $6,000,000.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time, the Aggregate Revolving Commitment, minus the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party by JPMCB or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, and interstate depository network services).

“Banking Services Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Event” means, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors, or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event will not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow, or disaffirm any contracts or agreements made by such Person.

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“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the U.S.

“Borrower” or “Borrowers” means, individually or collectively, FCI, FSC~~, FWS~~, any other Person a party hereto as a Borrower, and their respective successors and assigns.

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted, or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) Loans of the same Type, made, converted, or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (c) a Swingline Loan, (d) a Protective Advance, and (e) an Overadvance.

“Borrowing Base” means, at any time, the sum of (a) 90.0% of the face amount of the Borrowers’ Eligible Credit Card Accounts at such time, plus ~~the lesser of  85.0% of the Borrowers’ Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis or~~ (b) the product of 90.0%, multiplied by the Net Orderly Liquidation Value percentage by category identified in the most recent inventory appraisal ~~ordered~~ received by the Administrative Agent, multiplied by the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus (c) 90.0% of the Eligible Acquired Asset Amount that constitutes Credit Card Accounts of a Borrower at such time, plus ( ~~the lesser of  85.0% of the Eligible Acquired Asset Amount that constitutes Inventory of a Borrower at such time or   the product of 90.0% of the Eligible Acquired Asset Amount that constitutes Inventory of a Borrower at such time, plus  the aggregate amount of cash held by the Administrative Agent in a deposit account subject to a control agreement (in form and substance satisfactory to the Administrative Agent), minus Reserves~~d) the product of 90.0%, multiplied by the Net Orderly Liquidation Value percentage by category identified in the most recent inventory appraisal received by the Administrative Agent (or for categories of Inventory that do not exist in such appraisal the most ~~for~~ comparable Inventory category in such appraisal) , multiplied by ~~identified in the most recent inventory appraisal ordered by the Administrative Agent~~the Eligible Acquired Asset Amount that constitutes Inventory of a Borrower at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, minus (e) the Availability Block, minus (f) Reserves. The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base.

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“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form that is acceptable to the Administrative Agent in its sole discretion.

“Borrowing Request” means a request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03.-

“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in Section 6.10(a) or Section 6.10(b).

“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” excludes any day on which banks are not open for general business in London.

“Capital Expenditures” means, without duplication, any expenditure ~~or commitment to expend money~~ for any purchase or other acquisition of any asset that would be classified as a fixed or capital asset on a consolidated balance sheet of FHC and its Subsidiaries prepared in accordance with GAAP, excluding the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (a) used, obsolete, worn out, or surplus equipment traded in at the time of such purchase and (b) the proceeds of a sale of used, obsolete, worn out, or surplus equipment, in each case, in the ordinary course of business.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 35.0% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of FHC on a fully diluted basis, (b) the acquisition of direct or indirect Control of FHC by any Person or group, or (c) FHC ceases to own, directly or indirectly free and clear of all Liens or other encumbrances~~, at least~~ (other than Liens permitted under clause (n) of the definition of Permitted Encumbrances) 100% of the outstanding voting Equity Interests of each of the ~~Borrowers~~ Loan Parties on a fully diluted basis.

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“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation, or treaty; (b) any change in any law, rule, regulation, or treaty or in the administration, interpretation, or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement, or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof and (z) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued, or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans, Protective Advances, or Overadvances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property owned, leased, or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be, become, or be intended to be, subject to a Lien in favor of the Administrative Agent, on behalf of itself, the Lenders, and the other Secured Parties, to secure the Secured Obligations.

“Collateral Access Agreement” has the meaning assigned to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, and any other agreements, instruments, and documents executed in connection with this Agreement that are intended to create, perfect, or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements, and all other written matter whether heretofore, now, or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Collection Account” has the meaning assigned to such term in the Security Agreement.

“Combined Borrowing Base” means, as of any date of determination, the lesser of (i) the sum of (x) the Revolving Loan Cap, plus (y) the FILO Exposure or (ii) the FILO Borrowing Base.

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“Combined Borrowing Base Availability” means, as of any date of determination, the sum of (i) the Combined Borrowing Base, minus (ii) Combined Exposure.

“Combined Exposure” means, as of any date of determination, the sum of (i) Aggregate Revolving Exposure, plus (ii) FILO Exposure.

“Commercial LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding commercial Letters of Credit, plus (b) the aggregate amount of all LC Disbursements relating to commercial Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers. The Commercial LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Commercial LC Exposure at such time.

“Commitment” means, with respect to each Lender, such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder. The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Commitment, as applicable.

“Commitment Schedule” means the Schedule attached hereto identified as such.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract, or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.21.

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“Credit Card Account” means an Account or any “payment intangible” (as defined in the UCC) together with all income, payments, and proceeds thereof, owed by a major credit or debit card issuer (including Visa, MasterCard, American Express, and such other issuers approved by the Administrative Agent) to a Borrower resulting from charges by a customer of such Borrower on credit or debit cards issued by such issuer in connection with the sale of goods by such Borrower, or services performed by such Borrower, in each case in the ordinary course of its business.

“Credit Exposure” means, as to any Lender at any time, such Lender’s Revolving Exposure at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender, or any other Lender.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time, or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans, or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) preceding, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied, (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

“Deposit Account Control Agreement” has the meaning assigned to such term in the Security Agreement.

“Disclosed Matters” means the actions, suits, proceedings, and environmental matters disclosed in Schedule 3.06.

“Dividing Person” has the meaning assigned to it in the definition of “Division.”

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“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Document” has the meaning assigned to such term in the Security Agreement.

“dollars” or “$” refers to lawful money of the U.S.

“Domestic Subsidiary” means a Subsidiary organized under the laws of any state of the U.S., including the District of Columbia.

“Dominion Event Date” means (a) the date of the occurrence of any Event of Default or (b) any date on which ~~Availability~~ Liquidity is less than $~~6,000,000~~15,000,000.

“Dominion Period” means any period of time beginning on a Dominion Event Date and continuing through a Dominion Termination Date, if any.

“Dominion Termination Date” means, the first day after any period of ~~one~~ three full fiscal ~~month~~ months of the Borrowers occurring after a Dominion Event Date, during which (a) no Event of Default exists and (b) ~~the Availability~~ (x) Liquidity on each day during such period ~~exceeds $6,000,000~~is greater than or equal to $15,000,000, and (y) Borrowers’ sales revenues for such three fiscal month period are greater than or equal to 85% of the amount set forth for such period in the Sales Plan.

“EBITDAR” means, for any period, Net Income for such period, plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) Rentals~~,~~ (to the extent paid in cash), (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period) and (vi) each of the following,  to the extent not in excess in the aggregate of 5.0% of the amount determined for any period of Net Income, plus the amounts specified in clause (i) through clause (v) preceding, (A) any extraordinary, unusual or non-recurring charges, expenses, and losses for such period, (B) cash expenses, costs, and charges incurred in connection with closure of retail locations, (C) the cash amount of any fees, expenses, and charges related to the documentation and closing of this Agreement, the FILO Loan Agreement or any other debt or equity issuance or offering, (D) the cash amount of any fees, expenses, and charges related to the documentation and closing of any Permitted Acquisition (but excluding any payment of the purchase price or other amount that constitutes any consideration paid in connection therewith) whether or not consummated, and (E) business optimization expenses and other restructuring charges and reserves, minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for the Loan Parties on a consolidated basis in accordance with GAAP.

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“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, web portal access for such Borrower, Intralinks®, ClearPar®, Debt Domain, Syndtrak, and any other Internet or extranet-based site, whether such electronic system is owned, operated, or hosted by the Administrative Agent or any Issuing Bank and any of ~~its~~ their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Acquired Asset Amount” means 66⅔% of the Eligible Acquired Asset Collateral that constitutes Credit Card Accounts and Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) as set forth in the consolidated balance sheets of the relevant acquired entities (or, in the case of an asset acquisition, the seller’s balance sheet) as of the date with respect to which the most recent Borrowing Base Certificate has been delivered, and applying eligibility and reserve criteria consistent with those applied to Eligible Credit Accounts and Eligible Inventory, provided that such Credit Card Accounts and Inventory shall be of like kind and quality of the current Eligible Credit Accounts and Eligible Inventory included in the most recent Borrowing Base.

“Eligible Acquired Asset Collateral” means any Credit Card Accounts or Inventory (valued at the lower of cost or market value, determined on a first-in-first-out basis) acquired by any Loan Party in a Permitted Acquisition that is not Eligible Credit Card Accounts or Eligible Inventory, as applicable, solely because the Administrative Agent has not conducted a field examination or has not received an Inventory appraisal with respect thereto. In the event any such Credit Card Accounts or Inventory are not the subject of a field examination or Inventory appraisal (x) within 45 days of the acquisition thereof if such Permitted Acquisition was for consideration greater than $500,000 or (y) within 90 days of the acquisition thereof if such Permitted Acquisition was for consideration less than $500,000, such Credit Card Accounts and Inventory will, unless the Administrative Agent agrees otherwise, cease to be Eligible Acquired Asset Collateral.

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“Eligible Credit Card Account” means at the time of any determination thereof, any Credit Card Account that satisfies the following criteria at the time of creation and continues to meet such criteria at the time of such determination: such Credit Card Account (i) is owned by a Borrower; (ii) has been earned by performance and represents the bona fide amount due to the applicable Borrower from a credit card issuer or credit card processor, and in each case originated in the ordinary course of business of the applicable Borrower; (iii) unless owed by Visa, MasterCard, American Express Company, or Discover, is acceptable to the Administrative Agent in its Permitted Discretion; and (iv) is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clause (a) through clause (m) following. Without limiting the foregoing, to qualify as an Eligible Credit Card Account, a Credit Card Account must indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of a Credit Card Account will be reduced by, without duplication, to the extent not reflected in such face amount or otherwise excluded below, (y) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges, or other allowances (including any amount that the applicable Borrower may be obligated to rebate to a customer, a credit card issuer or a credit card processor pursuant to the terms of any agreement or understanding (written or oral)) and (z) the aggregate amount of all cash received in respect of such Credit Card Account but not yet applied by the applicable Borrower to reduce the amount of such Credit Card Account. Except as otherwise agreed by the Administrative Agent in its Permitted Discretion, a Credit Card Account will not be and Eligible Credit Card Account if:

(a)       such Credit Card Account does not constitute an Account or “payment intangible” (as defined in the UCC);

(b)       such Credit Card Account has been outstanding for more than five Business Days from the date of the applicable sale to a customer of a Borrower;

(c)       a Borrower does not have good, valid, and marketable title, free and clear of any Lien to such Credit Card Account other than a junior Lien in favor of the FILO Agent securing the FILO Debt;

(d)       such Credit Card Account is not subject to a first priority perfected Lien in favor of the Administrative Agent, for the benefit of the Lenders (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (~~b~~d));

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(e)       such Credit Card Account is disputed, is with recourse, or is subject to a claim, counterclaim, offset, or chargeback that has been asserted (to the extent of such claim, counterclaim, offset, or chargeback);

(f)       the credit card issuer or the credit card processor with respect to such Credit Card Account has the right under certain circumstances to require the applicable Borrower to repurchase such Credit Card Account from such credit card issuer or credit card processor (it being the intent that chargebacks in the ordinary course by such processors will not be deemed a violation of this clause (f));

(g)       such Credit Card Account is due from a credit card issuer or credit card processor that has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, ~~(g)~~(ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee, or liquidator, ~~(g)~~(iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws, ~~(g)~~(iv)  admitted in writing its inability, or is generally unable to, pay its debts as they become due, ~~(g)~~(v) become insolvent, ~~(g)~~(vi) ceased operation of its business, or ~~(g)~~(vii) taken any corporate action, legal proceedings, or other procedure or step is taken in relation to ~~(g)~~(A) the suspension of payments, a moratorium of any indebtedness, winding up, dissolution, administration, or reorganization (by way of voluntary arrangements, scheme of arrangement, or otherwise), ~~(g)~~(B) a composition, compromise, assignment, or arrangement with any creditor, ~~(g)~~(C) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or other similar officer in respect of such Account Debtor or any of their assets, or ~~(g)~~(D) enforcement of any Lien over any assets of such Account Debtor, or any analogous procedure or step is taken in any jurisdiction;

(h)       such Credit Card Account is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor with respect thereto;

(i)       such Credit Card Account does not conform to all representations, warranties, or other provisions in the Loan Documents relating to Credit Card Accounts;

(j)       such Credit Card Account is due from a credit card issuer or credit card processor that is not located in the U.S.;

(k)       is owed in any currency other than U.S. dollars;

(l)       such Credit Card Account is evidenced by “chattel paper” (as defined in the UCC) or an “instrument” (as defined in the UCC) of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(m)       the Administrative Agent determines, in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative that, such Credit Card Account is uncertain of collection or is otherwise unacceptable for inclusion as an Eligible Credit Card Account.

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In the event that a Credit Card Account of a Borrower that was previously an Eligible Credit Card Account ceases to be an Eligible Credit Card Account, the applicable Borrower or the Borrower Representative will notify the Administrative Agent thereof on and at the time of submission of the next Borrowing Base Certificate.

“Eligible Inventory” means, at any time, the Inventory of a Borrower other than Inventory:

(a)       that is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)       that is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and ~~(b)~~(ii) a Permitted Encumbrance that does not have priority over the Lien in favor of the Administrative Agent;

(c)       that is, in the Administrative Agent’s opinion in its Permitted Discretion, slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category, and/or quantity;

(d)       with respect to which any covenant, representation, or warranty relating to such Inventory contained in this Agreement or in the Security Agreement has been breached or is not true and that does not conform to all applicable standards imposed by any Governmental Authority;

(e)       in which any Person other than a Borrower (i) has any direct or indirect ownership, interest, or title or ~~(e)~~(ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)       that is not finished goods or that constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods that are not of a type held for sale in the ordinary course of business;

(g)       that is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

(h)       that is located in any location leased by such Borrower unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement, ~~(h)~~(ii) a Reserve for rent, charges, and other amounts due or to become due with respect to such facility has been established by the Administrative Agent, or ~~(h)~~(iii) the Administrative Agent has determined in its Permitted Discretion that a Reserve for rent, charges, and other amounts due or to become due with respect to such facility is not warranted at such time;

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(i)       that is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement and such other documentation as the Administrative Agent may require or ~~(i)~~(ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

(j)       that is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party location or outside processor;

(k)       that is a discontinued product or component thereof;

(l)       that is the subject of a consignment by a Borrower as consignor;

(m)       that is perishable;

(n)       that contains or bears any intellectual property rights licensed to such Borrower unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, ~~(n)~~(ii) violating any contract with such licensor, or ~~(n)~~(iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the then-current licensing agreement;

(o)       that is not reflected in a current perpetual inventory report of such Borrower;

(p)       for which reclamation rights have been asserted by the seller;

(q)       that has been acquired from a Sanctioned Person; or

(r)       that the Administrative Agent determines in its Permitted Discretion, and provides three days prior written notice to the Borrower Representative, is unacceptable for inclusion as Eligible Inventory.

In the event that Inventory of a Borrower that was previously Eligible Inventory ceases to be Eligible Inventory hereunder, such Borrower or the Borrower Representative will notify the Administrative Agent thereof on and at the time of submission to the Administrative Agent of the next Borrowing Base Certificate.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation, or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material, or to health and safety matters.

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“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties, or indemnities), of any Borrower or Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment, or (e) any contract, agreement, or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust, or other equity ownership interests in a Person, and any warrants, options, or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by any Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, or (g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any ERISA Affiliate of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in critical status, or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article 7.

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“Excluded Subsidiary” means (a) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (b) any Domestic Subsidiary all of whose assets consist of Capital Stock of one or more “controlled foreign corporations” within the meaning of Section 957 of the Code.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion will apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit, or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit, or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit, or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

“F-LLC” means Francesca’s LLC, a Delaware limited liability company, and its successors and assigns.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rule, or convention among Governmental Authorities implementing such sections of the Code.

“FCI” means Francesca’s Collections, Inc., a Texas corporation, and its successors and assigns.

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“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB sets forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate, provided that, if the Federal Funds Effective Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

“FHC” means Francesca’s Holdings Corporation, a Delaware corporation, and its successors and assigns.

“FILO Agent” means Tiger Finance, LLC, as the administrative agent under the FILO Documents and any successor appointed pursuant to the terms thereof.

“FILO Borrowing Base” means the “Term Loan Borrowing Base” as such term is defined in the FILO Loan Agreement.

“FILO Debt” means all “Second Priority Obligations” as such term is defined in the Intercreditor Agreement.

“FILO Documents” means, collectively, the FILO Loan Agreement, and any other Loan Documents (as defined in the FILO Loan Agreement) as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured, in accordance with the terms of the Intercreditor Agreement (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the FILO Debt).

“FILO Exposure” means “Aggregate Term Loan Exposure” as such term is defined in the FILO Loan Agreement, as in effect on the date hereof.

“FILO Lender” means, any Person party to the FILO Loan Agreement as a lender.

“FILO Loan” means any loan or protective advance made under the FILO Loan Agreement.

“FILO Loan Agreement” means the Term Loan Credit Agreement, dated as of August 13, 2019, by and among Borrowers, Guarantors, FILO Agent and FILO Lenders, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, refinanced, restated or replaced, in accordance with the terms of the Intercreditor Agreement.

“FILO Payment Condition” is deemed to be satisfied in connection with a payment in respect of principal of the FILO Debt if:

(a)      no Event of Default has occurred and is continuing or would result immediately after giving effect to such payment;

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(b)       either (x) immediately after giving effect to and at all times during the 30-day period immediately prior to such payment, the Borrowers have (i) Availability calculated on a pro forma basis after giving effect to such payment of not less than $25,000,000 and (ii) a Fixed Charge Coverage Ratio for the most recently completed Fiscal Quarter calculated on a pro forma basis after giving effect to such payment of not less than 1.10 to 1.00, or (y) immediately after giving effect to and at all times during the 90-day period immediately prior to such payment, the Borrowers have Liquidity calculated on a pro forma basis after giving effect to such payment of not less than $50,000,000; and

(c)       the Borrower Representative has delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in clause (a) and clause (b) preceding and attaching calculations in form and substance reasonably satisfactory to the Administrative Agent and the Lenders for clause (b), as applicable.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, or controller of a Borrower.

~~“Financial Statement Reporting Frequency Change Period” means any period occurring between~~ (a) ~~the date of the earlier to occur of~~ (i) ~~any Event of Default or~~ (ii) ~~Availability being less than $10,000,000 and~~ (b) ~~the date that for a period of 30 consecutive days Availability has been equal to or greater than the $10,000,000 and no Event of Default has been in existence.~~

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrowers, the other Loan Parties, the Administrative Agent and the Lenders.

“First Amendment Effective Date” means August 13, 2019.

“Fiscal Quarter” means each three fiscal month period of FHC based on the 4-5-4 retail fiscal calendar and ending on or about April 30, July 31, October 31, or the Saturday closest to January 31 of each calendar year.

“Fiscal Year” means the twelve fiscal month period of FHC ending on the Saturday closest to January 31 of each calendar year.

“Fixed Charge Coverage Ratio” means, at any date, the ratio of (a) EBITDAR, minus Unfinanced Capital Expenditures, divided by (b) Fixed Charges, all calculated for the period of twelve consecutive fiscal months ended on such date (or, if such date is not the last day of a fiscal month, ended on the last day of the fiscal month most recently ended prior to such date).

“Fixed Charges” means, for any period, without duplication, the sum of cash Interest Expense, plus Rentals paid in cash, plus prepayments and scheduled principal payments on Indebtedness (excluding the Revolving Loans unless such principal payment of the Revolver Loans is accompanied by a permanent reduction in the commitments under this Agreement, but including the FILO Loans) actually made in cash, plus expenses for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, all calculated for the Loan Parties on a consolidated basis in accordance with GAAP.

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“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FSC” means Francesca’s Services Corporation, a Texas corporation, and its successors and assigns.

“Funding Account” has the meaning assigned to such term in Section 4.01(h).

~~“FWS” means francescas.com, Inc., a Texas corporation, and its successors and assigns.~~

“GAAP” means generally accepted accounting principles in the U.S.

“Governmental Authority” means the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities, or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital, or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee does not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guarantors” means all Loan Guarantors and any non-Loan Parties who have delivered an Obligation Guaranty (if any), and the term “Guarantor” means each or any one of them individually.

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“Hazardous Materials” means: (a) any substance, material, or waste that is included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “toxic substances,” “toxic materials,” “toxic waste,” or words of similar import in any Environmental Law; (b) those substances listed as hazardous substances by the United States Department of Transportation (or any successor agency) (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) (40 C.F.R. Part 302 and amendments thereto); and (c) any substance, material, or waste that is petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical.

“Immaterial Subsidiary” means, at any time, a Subsidiary of Loan Party that has (a) total assets that are, together with the total assets of all other Immaterial Subsidiaries and Excluded Subsidiaries in the aggregate, less than 5.0% of consolidated total assets of FHC and its Subsidiaries and (b) total EBITDAR that is, together with the EBITDAR of all other Immaterial Subsidiaries and Excluded Subsidiaries in the aggregate, less than 5.0% of consolidated total EBITDAR of FHC and its Subsidiaries.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) liquidated obligations under any earn-out (which for all purposes of this Agreement will be valued at the maximum potential amount payable with respect to such earn-out), (l) any other Off-Balance Sheet Liability, and (m) obligations, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements and (ii) any and all cancellations, buy backs, reversals, terminations, or assignments of any Swap Agreement transaction. The Indebtedness of any Person includes the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

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“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 13, 2019, between the Administrative Agent and the FILO Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Interest Election Request” means a request by the Borrower Representative to convert or continue a Revolving Borrowing in accordance with Section 2.08.

“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of the Loan Parties for such period with respect to all outstanding Indebtedness of the Loan Parties (including all commissions, discounts, and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Loan Parties for such period in accordance with GAAP.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the first day of each calendar month and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months duration, each day prior to the last day of such Interest Period that occurs at intervals of three months duration after the first day of such Interest Period) and the Maturity Date, and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid and the Maturity Date.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Eurodollar Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter, as the Borrower Representative may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period will be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period will end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) will end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially will be the date on which such Borrowing is made and thereafter will be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination will be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided, that if any Interpolated rate is less than zero, such rate will be deemed to be zero for purposes of this Agreement.

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“Inventory” has the meaning assigned to such term in the Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means, individually and collectively, each of JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and any other Revolving Lender from time to time designated by the Borrower Representative as an Issuing Bank, with the consent of such Revolving Lender and the Administrative Agent, and their respective successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” will include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank will, or will cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank will mean any Issuing Bank, either Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or both (or all) Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means, as of the Effective Date, (i) $10,000,000, in the case of JPMCB and (ii) such amount as is designated to the Administrative Agent and the Borrower Representative in writing by any other Issuing Bank; provided that any Issuing Bank will be permitted at any time to increase or reduce its Issuing Bank Sublimit upon providing five days prior written notice thereof to the Administrative Agent and the Borrower Representative.

“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit E.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of the Commercial LC Exposure and the Standby LC Exposure at such time. The LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate LC Exposure at such time.

“Lenders” means the Persons listed on the Commitment Schedule and any other Person that has become a Lender hereunder pursuant to ~~Section 2.09 or~~ an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

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“Letters of Credit” means the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” means any one of them or each of them singularly, as the context may require.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate is not available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate will be the Interpolated Rate, subject to Section 2.14 in the event that the Administrative Agent concludes that it is not possible to determine such Interpolated Rate (which conclusion will be conclusive and binding absent manifest error). Notwithstanding the above, to the extent that “LIBO Rate” or “Adjusted LIBO Rate” is used in connection with an ABR Borrowing, such rate will be determined as modified by the definition of Alternate Base Rate.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any applicable Interest Period or for any ABR Borrowing, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call, or similar right of a third party with respect to such securities.

“Liquidity” means, on any date of determination, an amount equal to the sum of (i) Combined Borrowing Base Availability, plus (ii) Qualified Cash, less (iii) the amount of all unpaid judgments rendered against the Loan Parties (other than judgments covered by insurance as to which the insurer has acknowledged coverage in writing); provided, that the amount of Qualified Cash included in the calculation of Liquidity on any date of determination shall not exceed 80% of total Liquidity on any such date.

“Loan Documents” means, collectively, this Agreement, the Intercreditor Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, each Obligation Guaranty (if any), and all other agreements, instruments, documents, and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements, letter of credit applications, and any agreements between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between a Borrower and the Issuing Bank in connection with the issuance of Letters of Credit. Any reference in this Agreement or any other Loan Document to a Loan Document will include all appendices, exhibits, or schedules thereto, and all amendments, restatements, supplements, or other modifications thereto, and will refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

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“Loan Guarantor” means (a) each Borrower at any time party hereto with respect to the Secured Obligations of the other Borrowers, (b) FHC, (c) F-LLC, and (d) any other Loan Party at any time party hereto that is not a Borrower.

“Loan Guaranty” means Article 10 of this Agreement.

“Loan Parties” means, collectively, the Borrowers, the Loan Guarantors, any other Person that becomes a party to this Agreement pursuant to a Joinder Agreement, and their respective successors and assigns, and the term “Loan Party” means any one of them or all of them individually, as the context may require.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Swingline Loans, Overadvances, and Protective Advances.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or condition, financial or otherwise, of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the validity or enforceability of the Administrative Agent’s Liens (on behalf of itself and other Secured Parties) on the Collateral, or the priority of such Liens, or (d) the rights of or remedies available to the Administrative Agent, the Issuing Bank, or the Lenders under any of the Loan Documents.

“Material Indebtedness” means Indebtedness (other than (i) the Loans and Letters of Credit ~~), or obligations in respect of one or more Swap Agreements,~~ and (ii) Indebtedness owing to any trade creditor or landlord, unless such trade creditor or landlord commences an enforcement action (including, without limitation any lock out or other self-help remedies commenced by a Loan Party’s landlord) against a Loan Party in respect of such Indebtedness) of any one or more of the Loan Parties in an aggregate principal amount exceeding ~~$5,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Loan Parties in respect of any Swap Agreement at any time will be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Swap Agreement were terminated at such time~~(x) $500,000 during a Dominion Period or (y) $2,500,000 at all other times.

“Maturity Date” means the earliest of (i) May 25, 2023 ~~or any earlier~~ , (ii) the date that is 90 days prior to any scheduled maturity date of the FILO Debt and (iii) the date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

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“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, for any period, the consolidated net income (or loss) of the Loan Parties, determined on a consolidated basis in accordance with GAAP; provided that the following will be excluded from the determination of Net Income (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with any Loan Party, (b) the income (or deficit) of any Person (other than a Subsidiary) in which any Loan Party has an ownership interest, except to the extent that any such income is actually received by a Loan Party in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Net Orderly Liquidation Value” means, with respect to Inventory of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received by any Loan Party in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer, or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“NYFRB” means the Federal Reserve Bank of New York.

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“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day(or for any day that is not a Banking Day, for the immediately preceding Banking Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by the Administrative Agent; provided, further, that if any of the aforesaid rates are less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligation Guaranty” means any Guarantee of all or any portion of the Secured Obligations executed and delivered to the Administrative Agent for the benefit of the Secured Parties by a guarantor who is not a Loan Party.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities, and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank, or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law, or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability, or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability, or obligation arising with respect to any other transaction that is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (other than operating leases).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit, or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

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“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate are determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB commences to publish such composite rate).

“Paid in Full” or “Payment in Full” means, (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the Administrative Agent of a cash deposit, or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and the Issuing Bank, in an amount equal to 105% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees, including the applicable Prepayment Fee, if any, (d) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement), together with accrued and unpaid interest thereon, (e) the termination of all Commitments, and (f) the termination of the Swap Agreement Obligations and the Banking Services Obligations or entering into other arrangements satisfactory to the Secured Parties’ counterparties thereto.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“Payment Condition” is deemed to be satisfied in connection with a Restricted Payment, a Permitted Investment, ~~or~~ a Permitted Acquisition , the making of Capital Expenditures or the repayment of Indebtedness if:

(a)       no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition , Capital Expenditure or repayment of Indebtedness;

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(b)       immediately after giving effect to and at all times during the 30-day period immediately prior to such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition, Capital Expenditure or repayment of Indebtedness, and after giving effect to ~~payment of~~ all amounts ~~due~~ to be paid (other than Equity Interests of the applicable Loan Party delivered to the seller(s) in any such Permitted Acquisition) in connection with such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition , Capital Expenditure or repayment of Indebtedness as having been paid in cash at the time of making such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition (other than Equity Interests of the applicable Loan Party delivered to the seller(s) in any such Permitted Acquisition) , Capital Expenditure or repayment of Indebtedness, the Borrowers have (i) ~~(b) Availability~~ Liquidity calculated on a pro forma basis after giving effect to such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition , Capital Expenditure or repayment of Indebtedness of not less than $~~10,000,000~~ 40,000,000 and (~~(b)~~ii) a Fixed Charge Coverage Ratio for the most recently completed Fiscal Quarter calculated on a pro forma basis after giving effect to such Restricted Payment, Permitted Investment, ~~or~~ Permitted Acquisition , Capital Expenditure or repayment of Indebtedness of not less than 1.00 to 1.00 ~~or (b) Availability of greater than $20,000,000~~; ~~and~~

(c)       the Borrower Representative has delivered to the Administrative Agent a certificate in form and substance reasonably satisfactory to the Administrative Agent certifying as to the items described in clause (a) and clause (b) preceding and attaching calculations in form and substance reasonably satisfactory to the Administrative Agent and the Lenders for clause (b), as applicable~~.~~; and

(d)      such Restricted Payment, Permitted Investment, Permitted Acquisition, Capital Expenditure or repayment of Indebtedness is permitted under the FILO Loan Agreement as in effect on the date hereof.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by any Loan Party in a transaction that satisfies each of the following requirements:

(a)       such Acquisition is not a hostile or contested acquisition;

(b)       the business acquired in connection with such Acquisition is (i) located in the U.S., ~~(b)~~(ii) organized under applicable U.S. and state laws, and ~~(b)~~(iii) not engaged, directly or indirectly, in any line of business other than the businesses in which the Loan Parties are engaged on the Effective Date and any business activities that are substantially similar, related, or incidental thereto;

(c)       both before and after giving effect to such Acquisition and the Loans (if any) requested to be made in connection therewith, each of the representations and warranties in the Loan Documents is true and correct in all material respects (except (i) any such representation or warranty that relates to a specified prior date and ~~(c)~~(ii) to the extent the Lenders have been notified in writing by the Loan Parties that any representation or warranty is not correct and the Lenders have explicitly waived in writing compliance with such representation or warranty) and no Default exists, will exist, or would result therefrom;

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(d)       as soon as available, but not less than 10 days prior to such Acquisition, the Borrower Representative has provided the Administrative Agent (i) notice of such Acquisition and ~~(d)~~(ii) a copy of all business and financial information reasonably requested by the Administrative Agent, including pro forma financial statements, statements of cash flow, and Availability projections;

(e)       [reserved]

(f)       if such Acquisition is an acquisition of the Equity Interests of a Person, such Acquisition is structured so that the acquired Person becomes a Wholly-Owned Subsidiary of a Borrower and a Loan Party pursuant to the terms of this Agreement;

(g)       if such Acquisition is an acquisition of assets, such Acquisition is structured so that a Borrower acquires such assets;

(h)       if such Acquisition is an acquisition of Equity Interests, such Acquisition will not result in any violation of Regulation U;

(i)       if such Acquisition involves a merger or a consolidation involving a Borrower or any other Loan Party or a newly created Subsidiary thereof, such Borrower, Loan Party, or newly created Subsidiary, as applicable, is the surviving entity;

(j)       no Loan Party, as a result of or in connection with any such Acquisition, assumes or incurs any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could have a Material Adverse Effect;

(k)       in connection with an Acquisition of the Equity Interests of any Person, all Liens on property of such Person are terminated unless the Administrative Agent and the Lenders in their sole discretion consent otherwise, and in connection with an Acquisition of the assets of any Person, all Liens on such assets are terminated;

(l)       all actions required to be taken with respect to any newly acquired or formed Wholly-Owned Subsidiary of a Loan Party required under Section 5.14 have been taken;

(m)       the Payment Conditions must have been satisfied; and

(n)       the Borrower Representative has delivered to the Administrative Agent the final executed material documentation relating to such Acquisition within 15 Business Days following the consummation thereof.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)       Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;

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(b)       carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

(c)       pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, and other social security laws or regulations;

(d)       deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature, in each case in the ordinary course of business;

(e)       judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;

(f)       Liens arising solely by virtue of any statutory or common law provision relating to a banker’s liens, rights of set-off, or similar rights, including Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC or any similar Requirement of Law of any foreign jurisdiction, and Liens representing contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (~~(f)~~ii) relating to pooled deposit or sweep accounts of any Loan Party to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Loan Party;

(g)       Liens consisting of leases, licenses, or subleases granted by a Loan Party on its real property (in each case other than any lease required to be accounted for in accordance with GAAP as a capital lease) do not, in the aggregate, materially impair the value of such real property or materially interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(h)       Liens on real property arising by reason of servicing agreements, development agreements, site plan agreements, and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of a Borrower or any Subsidiary;

(i)       Liens of landlords (i) arising by statute or, except with respect to Inventory, under any lease or related contractual obligation entered into in the ordinary course of business, ~~(i)~~(ii) on fixtures and other movable tangible property (excluding Inventory) located on the real property leased or subleased from such landlord;

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(j)       Liens on real property disclosed by the title insurance policies with respect thereto, including easements, zoning restrictions, rights-of-way, and similar encumbrances on real property imposed by law or arising in the ordinary course of business, and any replacement, extension, or renewal of any such Lien; provided that such replacement, extension, or renewal Lien does not cover any property other than the property that was subject to such Lien prior to such replacement, extension, or renewal; and provided, further, that such Liens do not secure any Indebtedness, do not materially detract from the value of the affected property, are of a minor nature and, in the aggregate, do not materially interfere with the ordinary conduct of the business of any Loan Party;

(k)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(l)       Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement permitted hereunder; ~~and~~

(m)       Liens arising from precautionary UCC financing statement filings regarding operating leases; and

(n)       Liens in favor of the FILO Agent securing the FILO Debt to the extent such Liens are subject to the Intercreditor Agreement.

provided that the term “Permitted Encumbrances” does not include any Lien securing Indebtedness, except with respect to ~~clause (e~~clauses (e) and (n) preceding.

“Permitted Investments” means:

(a)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the U.S. (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the U.S.), in each case maturing within one year from the date of acquisition thereof;

(b)       investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)       investments in certificates of deposit, bankers’ acceptances, and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the U.S. or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) preceding and entered into with a financial institution satisfying the criteria described in clause (c) preceding; and

(e)       money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, ~~(e)~~(ii) are rated AAA by S&P and Aaa by Moody’s, and ~~(e)~~(iii) have portfolio assets of at least $5,000,000,000.

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“Permitted Payment Restriction” means any consensual encumbrance or restriction (each, a “restriction”) on the ability of any Subsidiary that is not a Loan Party (the “subject Subsidiary”) to pay dividends or make any other distributions on its equity interest to FHC or any Subsidiary, which restriction satisfies all of the following conditions: (a) such restriction becomes effective only upon the occurrence of (i) specified events under subject Subsidiary’s certificate of incorporation, bylaws, other governing documents or any joint venture or similar agreements or (ii) an “event of default” with respect to “Indebtedness” (as defined in the agreement governing such Indebtedness) that was incurred by the subject Subsidiary in compliance with Section 6.01 and (b) such restriction would not materially impair the Borrowers’ ability to make scheduled payments of interest and principal payments on the Loans, as determined in good faith by the Board of Directors of FHC, provided that the Borrower Representative will reasonably promptly notify the Administrative Agent from time to time after any such determination is made.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority, or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” means Debt Domain, Intralinks, Syndtrak, or a substantially similar electronic transmission system.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Prepayment Event” means:

(a)       any sale, transfer, or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party, other than dispositions described in Section 6.05(a);

(b)       any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party with a fair value immediately prior to such event equal to or greater than $~~1,000,000~~500,000;

(c)       the issuance by FHC of any Equity Interests, or the receipt by FHC of any capital contribution; and

(d)       the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01.

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“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal offices in New York City. Each change in the Prime Rate will be effective from and including the date such change is publicly announced as being effective.

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“Purchase Money Indebtedness” means Indebtedness for the purchase price or cost of construction, repair, or improvement of any property.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted cash and cash equivalents of the Loan Parties that is in deposit accounts or in securities accounts, or any combination thereof, with JPMCB, and which such deposit account or securities account is the subject of a Deposit Account Control Agreement, less the amount of any outstanding checks or automated clearing house transfers issued by the Borrowers.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the Loan Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Refinance Indebtedness” has the meaning assigned to such term in Section 6.01(f).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives, and advisors of such Person and such Person’s Affiliates.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping of any substance into the environment.

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“Rentals” means, for any period, the aggregate fixed amounts payable by the Loan Parties under any operating leases, calculated on a consolidated basis for the Loan Parties for such period in accordance with GAAP.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, or audits pertaining to the assets of the Borrowers from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent and to the FILO Agent and the FILO Lenders pursuant to the Intercreditor Agreement.

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Credit Exposures and unused Commitments representing at least 66.67% of the sum of the Aggregate Credit Exposure and unused Commitments at such time; provided that, as long as there are fewer than three Lenders, Required Lenders will mean all Lenders.

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation, and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction, or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means any and all reserves that the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including an availability reserve, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for rent at locations leased by any Loan Party (provided that any such reserve for rent for any retail location will be limited to (a) except for the retail locations described in clause (b) following, the amount of rent and other amounts then past due and owing under the applicable lease, excluding any amounts being disputed by a Borrower in good faith, and (b) with respect to any retail location that is in a state that has applicable law that provides the landlord with a Lien on any Collateral that has priority over the Lien in favor of the Administrative Agent in such Collateral, the greater of (i) the book value of the Inventory at such location or (ii) an amount equal to three months of rent and other charges due or to become due under the applicable lease), reserves for consignee’s, warehousemen’s, and bailee’s charges, reserves with respect to gift cards issued, reserves for dilution of Credit Card Accounts, reserves for deposits received from customers, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for amounts due with respect to royalties due on any Inventory sold, reserves for Swap Agreement Obligations, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party.

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“Restricted Payment” means any dividend or other distribution (whether in cash, securities, or other property) with respect to any Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary (including any stock repurchases), or any payment (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary or any option, warrant, or other right to acquire any such Equity Interests in FHC or any Subsidiary that is not a Wholly-Owned Subsidiary.

“Retained Cash Flow” means, with respect to the Loan Parties and their Subsidiaries determined on a consolidated basis in accordance with GAAP, for any period, the result of:

(a)       EBITDAR, minus

(b)       without duplication, the sum of

(i)       (A) total cash Interest Expense paid and (B) cash fees paid by any Loan Party on any Indebtedness of such Loan Party permitted under this Agreement, determined in accordance with GAAP,

(ii)       the cash portion of Unfinanced Capital Expenditures and Capital Expenditures made during such period,

(iii)       payments of, or in respect of, taxes (to the extent paid in cash),

(iv)       Rentals (to the extent paid in cash),

(v)       all regularly scheduled, and to the extent not financed with Indebtedness or proceeds of the issuances of Equity Interests, voluntary prepayments of principal made in respect of Indebtedness permitted under this Agreement;

(vi)      the purchase price paid in connection with any Permitted Acquisition to the extent paid in cash and not financed;

(vii)     Permitted Investments made in cash;

(viii)    Restricted Payments made in cash; and

(ix)       without duplication of any amounts deducted in the calculation of Net Income, any other cash amounts added back pursuant to clause (vi) of EBITDAR.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Overadvances, and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced ~~or increased~~ from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender has assumed its Revolving Commitment or assigned a portion of its Revolving Commitment, as applicable.

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“Revolving Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure, and its Swingline Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Lender” means, as of any date of determination, a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to Section 2.01(a).

“Revolving Loan Cap” means, as of any date of determination, the lesser of (i) the Aggregate Revolving Commitment as in effect on the date of this Agreement and as the same may from time to time be reduced or increased pursuant to the terms hereof less the Availability Block or (ii) the Borrowing Base.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06.

“Sales Plan” means that certain projected sales plan named Projected Total Sales Based on Business Plan dated July 15, 2019 of the Loan Parties delivered by Borrowers to the Administrative Agent.

“Sanctioned Country” means, at any time, a country, region, or territory that is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea~~, Sudan,~~  and Syria).

“Sanctioned Person~~or~~ ” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury , the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, (b) any Person operating, organized~~,~~ or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in ~~clause~~ the foregoing clauses (a) or ~~clause~~ (b) ~~preceding~~, or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered~~,~~  or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

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“SEC” means the Securities and Exchange Commission of the U.S.

“Secured Obligations” means all Obligations, together with all (a) Banking Services Obligations and (b) Swap Agreement Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” will not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

“Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) each Issuing Bank, (d) each provider of Banking Services, to the extent the Banking Services Obligations in respect thereof constitute Secured Obligations, (e) each counterparty to any Swap Agreement, to the extent the obligations thereunder constitute Secured Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (g) the successors and assigns of each of the foregoing.

“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, among the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person for the benefit of the Administrative Agent and the other Secured Parties, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Settlement” has the meaning assigned to such term in Section 2.05(d).

“Settlement Date” has the meaning assigned to such term in Section 2.05(d).

“Standby LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all standby Letters of Credit outstanding at such time, plus (b) the aggregate amount of all LC Disbursements relating to standby Letters of Credit that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Standby LC Exposure of any Revolving Lender at any time will be its Applicable Percentage of the aggregate Standby LC Exposure at such time.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), (a) the numerator of which is the number one and (b) the denominator of which is the number one, minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency, or supplemental reserves) established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans will be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions, or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations pursuant to a subordination agreement or other written agreement in form and substance satisfactory to the Administrative Agent.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association, or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association, or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled, or held or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any direct or indirect subsidiary of FHC or a Loan Party, as applicable.

“Supported QFC” has the meaning assigned to such term in Section 9.21.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, or consultants of the Borrowers or the Subsidiaries will be a Swap Agreement.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender and (b) any and all cancellations, buy backs, reversals, terminations, or assignments of any such Swap Agreement transaction.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Swingline Commitment” means the amount set forth opposite JPMCB’s name on the Commitment Schedule as Swingline Commitment.

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“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time will be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means JPMCB, in its capacity as lender of Swingline Loans hereunder. Any consent required of the Administrative Agent or the Issuing Bank will be deemed to be required of the Swingline Lender and any consent given by JPMCB in its capacity as Administrative Agent or Issuing Bank will be deemed given by JPMCB in its capacity as Swingline Lender.

“Swingline Loan” has the meaning assigned to such term in Section 2.05(a).

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees, or other charges imposed by any Governmental Authority, including any interest, additions to tax, or penalties applicable thereto.

“Transactions” means the execution, delivery, and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof, and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period that are not financed from the proceeds of any Indebtedness (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures will be deemed Unfinanced Capital Expenditures); provided that expenditures that are accounted for as capital expenditures and that are actually paid for by a third party (excluding any Loan Party or Subsidiary) and for which neither any Loan Party nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before during or after such period), including expenditures funded through tenants’ improvement allowances will not be included in Unfinanced Capital Expenditures for purposes of determining the Fixed Charge Coverage Ratio for any period.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it, (b) any other obligation (including any guarantee) that is contingent in nature at such time, or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

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“U.S.” means the United States of America.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Wholly-Owned Subsidiary” means, with respect to any Person (the “applicable Person”), a subsidiary of the applicable Person, all of the outstanding Equity Interests of which (other than director’s qualifying or other similar shares required pursuant to any Requirement of Law) are owned by the applicable Person or another wholly owned (using the same guidelines as herein required) subsidiary of the applicable Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Written Borrowing Request” means a written request by the Borrower Representative for a Revolving Borrowing in accordance with Section 2.03, in the form of Exhibit B or any other form approved by the Administrative Agent in its sole discretion.

Section 1.02      Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”), by Type (e.g., a “Eurodollar Loan”), or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”), by Type (e.g., a “Eurodollar Borrowing”), or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

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Section 1.03      Terms Generally. The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine, and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “law” will be construed as referring to all statutes, rules, regulations, codes, and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders, and decrees of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument, or other document herein will be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, or otherwise modified (subject to any restrictions on such amendments, restatements, supplements, or modifications set forth herein), ~~(a)~~(b) any definition of or reference to any statute, rule, or regulation will be construed as referring thereto as from time to time amended, supplemented, or otherwise modified (including by succession of comparable successor laws), ~~(a)~~(c) any reference herein to any Person will be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that has succeeded to any or all functions thereof, ~~(a)~~(d) the words “herein”, “hereof”, and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, ~~(a)~~(e) all references herein to Articles, Sections, Exhibits, and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, ~~(a)~~(f) any reference in any definition to the phrase “at any time” or “for any period” will refer to the same time or period for all calculations or determinations within such definition, and ~~(a)~~(g) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

Section 1.04      Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature will be construed in accordance with GAAP, as in effect from time to time; provided that, if after the date hereof there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision will be interpreted on the basis of GAAP as in effect and applied immediately before such change has become effective until such notice has been withdrawn or such provision amended in accordance herewith.

Section 1.05      Status of Obligations. In the event that any Borrower or any other Loan Party at any time issues or has outstanding any Subordinated Indebtedness, such Borrower will take or cause such other Loan Party to take all such actions as are necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as are required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

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Article 2

The Credits

Section 2.01      Commitments. ~~or (a)~~Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans in dollars to the Borrowers from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, (b) the Aggregate Revolving Exposure exceeding the lesser of (~~y~~x) the Aggregate Revolving Commitment less the Availability Block, or (~~z) the~~ y) the Borrowing Base, or (c) Combined Exposure exceeding the Combined Borrowing Base, subject to the Administrative Agent’s authority, in its sole discretion, to make Protective Advances and Overadvances pursuant to the terms of Section 2.04 and Section 2.05, by making immediately available funds available to the Administrative Agent’s designated account, not later than 10:00 a.m., Chicago time.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay, and reborrow Revolving Loans.

Section 2.02      Loans and Borrowings.

(a)       Each Loan (other than a Swingline Loan) will be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it will not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender will be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance, any Overadvance, and any Swingline Loan will be made in accordance with the procedures set forth in Section 2.04 and Section 2.05.

(b)       Subject to Section 2.14, each Revolving Borrowing will be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower Representative may request in accordance herewith, provided that all Borrowings made on the Effective Date must be made as ABR Borrowings but may be converted into Eurodollar Borrowings in accordance with Section 2.08. Each Swingline Loan will be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Section 2.14, Section 2.15, Section 2.16, and Section 2.17 will apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option will not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)       At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing must be in an aggregate amount that is an integral multiple of $500,000 and not less than $500,000. ABR Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there will not at any time be more than a total of six Eurodollar Borrowings outstanding.

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(d)       Notwithstanding any other provision of this Agreement, the Borrower Representative will not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03      Requests for Borrowings. To request a Borrowing, the Borrower Representative must notify the Administrative Agent of such request either in writing by delivery of an executed Written Borrowing Request (delivered by hand or facsimile), by telephone, or through Electronic System (if arrangements for doing so have been approved by the Administrative Agent), not later than (y) in the case of a Eurodollar Borrowing, 10:00 a.m., Chicago time, three Business Days before the date of the proposed Borrowing or (z) in the case of an ABR Borrowing, 12:00 noon, Chicago time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 9:00 a.m., Chicago time, on the date of such proposed Borrowing. Each telephonic Borrowing Request will be irrevocable and must be confirmed promptly by hand delivery, facsimile, or a communication through Electronic System to the Administrative Agent of a Written Borrowing Request executed by the Borrower Representative. Each Borrowing Request must specify the following information in compliance with Section 2.02:

(a)       the name of the applicable Borrower(s);

(b)       the aggregate amount of the requested Borrowing;

(c)       the date of such Borrowing, which must be a Business Day;

(d)       whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(e)       in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which must be a period contemplated by the definition of the term “Interest Period.”

If no election as to the Type of Borrowing is specified, then the requested Borrowing will be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower(s) will be deemed to have selected an Interest Period of one month duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent will advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

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Section 2.04      Protective Advances.

(a)       Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but will have absolutely no obligation), to make Loans to the Borrowers, on behalf of all Lenders, that the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, ~~(a)~~(ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or ~~(a)~~(iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that the aggregate amount of Protective Advances outstanding at any time will not at any time exceed $2,500,000; provided, further, that the Aggregate Revolving Exposure after giving effect to the Protective Advances being made will not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances will be secured by the Liens granted in favor of the Administrative Agent in and to the Collateral and will constitute Obligations hereunder. All Protective Advances will be ABR Borrowings. The making of a Protective Advance on any one occasion will not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(b).

(b)       Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to such Lender’s Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

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Section 2.05      Swingline Loans and Overadvances.

(a)       The Administrative Agent, the Swingline Lender, and the Revolving Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative requests an ABR Borrowing, the Swingline Lender may elect to have the terms of this Section 2.05(a) apply to such Borrowing Request by advancing, on behalf of the Revolving Lenders and in the amount requested, same day funds to the Borrowers, on the date of the applicable Borrowing to the Funding Account(s) (each such Loan made solely by the Swingline Lender pursuant to this Section 2.05(a) is referred to in this Agreement as a “Swingline Loan”), with settlement among them as to the Swingline Loans to take place on a periodic basis as set forth in Section 2.05(d). Each Swingline Loan will be subject to all the terms and conditions applicable to other ABR Loans funded by the Revolving Lenders, except that all payments thereon will be payable to the Swingline Lender solely for its own account. In addition, the Borrowers hereby authorize the Swingline Lender to, and the Swingline Lender may, subject to the terms and conditions set forth herein (but without any further written notice required), not later than 1:00 p.m., Chicago time, on each Business Day, make available to the Borrowers by means of a credit to the Funding Account(s), the proceeds of a Swingline Loan to the extent necessary to pay items to be drawn that Business Day on the Borrowers’ Deposit Account ending in #4644; provided that, if on any Business Day there is insufficient borrowing capacity to permit the Swingline Lender to make available to the Borrowers a Swingline Loan in the amount necessary to pay all items to be so drawn on such Deposit Account on such Business Day, then the Borrowers will be deemed to have requested an ABR Borrowing pursuant to Section 2.03 in the amount of such deficiency to be made on such Business Day. The ~~aggregate amount of Swingline Loans outstanding at any time will not exceed $5,000,000. The~~ Swingline Lender will ~~not~~ only make any Swingline Loan if the requested Swingline Loan ~~exceeds Availability~~ (before or after giving effect to such Swingline Loan) will not result in (a) the aggregate amount of Swingline Loans outstanding at any time to exceed $5,000,000, (b) the Aggregate Revolving Exposure exceeding the lesser of (x) the Aggregate Revolving Commitment less the Availability Block, or (y) the Borrowing Base, or (c) Combined Exposure exceeding the Combined Borrowing Base. All Swingline Loans will be ABR Borrowings.

(b)       Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation) on behalf of the Revolving Lenders, (y) make Revolving Loans to the Borrowers in amounts that exceed Availability or Combined Borrowing Base Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”) or (z) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability or Combined Borrowing Base Availability to be Overadvances; provided that no Overadvance will result in a Default due to the Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this clause (b), but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances will constitute ABR Borrowings. The making of an Overadvance on any one occasion will not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount not to exceed $1,000,000 at any time, no Overadvance may remain outstanding for more than 30 days, and no Overadvance will cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and will become effective prospectively upon the Administrative Agent’s receipt thereof.

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(c)       Upon the making of a Swingline Loan or an Overadvance (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan or Overadvance), each Revolving Lender will be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender or the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan or Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender or the Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan or Overadvance purchased hereunder, the Administrative Agent will promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Swingline Loan or Overadvance.

(d)       The Administrative Agent, on behalf of the Swingline Lender, will request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by facsimile, telephone, or e-mail no later than 12:00 noon Chicago time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) will transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 2:00 p.m., Chicago time, on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent will be applied against the amounts of the Swingline Lender’s Swingline Loans and, together with the Swingline Lender’s Applicable Percentage of such Swingline Loan, will constitute Revolving Loans of such Revolving Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender will be entitled to recover from such Lender on demand such amount, together with interest thereon, as specified in Section 2.07.

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Section 2.06      Letters of Credit.

(a)       General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower denominated in dollars as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement will control. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (such Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank will have no obligation hereunder to issue, and will not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person ~~(a)~~(A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or ~~(a)~~(B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, ~~(a)~~(ii) if any order, judgment, or decree of any Governmental Authority or arbitrator by its terms purports to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank prohibits, or requests that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or imposes upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve, or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or imposes upon the Issuing Bank any unreimbursed loss, cost, or expense that was not applicable on the Effective Date and that the Issuing Bank in good faith deems material to it, or ~~(a)~~(iii) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements, or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, will in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) preceding, regardless of the date enacted, adopted, issued, or implemented.

(b)       Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal, or extension of an outstanding Letter of Credit), the Borrower Representative must deliver by hand or facsimile (or transmit through Electronic Systems, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three Business Days prior to the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed, or extended, and specifying the date of issuance, amendment, renewal, or extension (which must be a Business Day), the date on which such Letter of Credit is to expire (which must comply with Section 2.06(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof, and such other information as is necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower will also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit will be issued, amended, renewed, or extended only if (and upon issuance, amendment, renewal, or extension of each Letter of Credit the Borrowers will be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal, or extension (i) the aggregate LC Exposure does not exceed $10,000,000, ~~(b)~~(ii) the aggregate Standby LC Exposure does not exceed $10,000,000, ~~(b)~~(iii) the aggregate Commercial LC Exposure does not exceed $10,000,000, ~~(b)~~(iv) no Revolving Lender’s Revolving Exposure exceeds its Revolving Commitment, ~~and (b)~~(v) the Aggregate Revolving Exposure does not exceed the lesser of (~~(b)~~x) the Aggregate Revolving Commitment less the Availability Block or (~~(b) the~~ y) the Borrowing Base, or (vi) Combined Exposure does not exceed the Combined Borrowing Base. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank will be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect will nonetheless constitute a Letter of Credit for all purposes of the Credit Agreement, and will not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b).

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(c)       Expiration Date. Each Letter of Credit will expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after such renewal or extension) or ~~(c)~~(ii) the date that is five Business Days prior to the Maturity Date.

(d)       Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.06(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (d) in respect of Letters of Credit is absolute and unconditional and will not be affected by any circumstance whatsoever, including any amendment, renewal, or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment will be made without any offset, abatement, withholding, or reduction whatsoever.

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(e)       Reimbursement. If the Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrowers will reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement (i) not later than 11:00 a.m., Chicago time, on the date that such LC Disbursement is made, if the Borrower Representative has received notice of such LC Disbursement prior to 9:00 a.m., Chicago time, on such date or, ~~(e)~~(ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 11:00 a.m., Chicago time, on ~~(e)~~(A) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., Chicago time, on the day of receipt, or ~~(e)~~(B) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment will be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrowers fail to make such payment when due, the Administrative Agent will notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrowers in respect thereof, and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender will pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 will apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this clause (e), the Administrative Agent will distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this clause (e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) will not constitute a Loan and will not relieve the Borrowers of their obligation to reimburse such LC Disbursement.

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(f)       Obligations Absolute. Other than as specifically provided in this clause (f), the Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in Section 2.06(e) will be absolute, unconditional, and irrevocable, and will be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, ~~(f)~~(ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, or invalid in any respect or any statement therein being untrue or inaccurate in any respect, ~~(f)~~(iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or ~~(f)~~(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder. None of the Administrative Agent, the Revolving Lenders, the Issuing Bank, or any of their Related Parties, will have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss, or delay in transmission or delivery of any draft, notice, or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that, the foregoing will not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential, or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank will be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)       Disbursement Procedures. The Issuing Bank will, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank will promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice will not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

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(h)          Interim Interest. If the Issuing Bank makes any LC Disbursement, then, unless the Borrowers reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof will bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest will be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.06(e), then Section 2.13(d) will apply. Interest accrued pursuant to this clause will be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.06(e) to reimburse the Issuing Bank will be for the account of such Lender to the extent of such payment.

(i)           Replacement of the Issuing Bank.

(i)       The Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Issuing Bank, and the successor Issuing Bank. The Administrative Agent will notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement becomes effective, the Borrowers will pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank will have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” will be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context requires. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank will remain a party hereto and will continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but will not be required to issue additional Letters of Credit.

(ii)       Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon 30 days prior written notice to the Administrative Agent, the Borrower Representative, and the Lenders, in which case, such Issuing Bank will be replaced in accordance with this Section.

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(j)       Cash Collateralization. If any Event of Default occurs and is continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers will deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the amount of the LC Exposure as of such date, plus accrued and unpaid interest thereon; provided that, the obligation to deposit such cash collateral will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or clause (i) of Article 7; and provided, further, that any such notice received by the Borrower Representative after 2:00 p.m. (Chicago time) will be deemed to have been received on the next succeeding Business Day. Such deposit will be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent will have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments will be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits will not bear interest. Interest or profits, if any, on such investments will accumulate in the LC Collateral Account. Moneys in the LC Collateral Account will be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, will be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50.0% of the aggregate LC Exposure), be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) will be returned to the Borrowers within three Business Days after such Event of Default has been waived as confirmed in writing by the Administrative Agent.

(k)       Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank will, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as may be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments, and renewals, all expirations and cancellations and all disbursements and reimbursements, ~~(k)~~(ii) reasonably prior to the time that such Issuing Bank issues, amends, renews, or extends any Letter of Credit, the date of such issuance, amendment, renewal, or extension, and the stated amount of the Letters of Credit issued, amended, renewed, or extended by it and outstanding after giving effect to such issuance, amendment, renewal, or extension (and whether the amounts thereof have changed), ~~(k)~~(iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, ~~(k)~~(iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and ~~(k)~~(v) on any other Business Day, such other information as the Administrative Agent may reasonably request as to the Letters of Credit issued by such Issuing Bank.

(l)       LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof will be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

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Section 2.07      Funding of Borrowings.

(a)       Each Lender will make each Loan to be made by such Lender hereunder on the proposed date thereof solely by wire transfer of immediately available funds by 1:00 p.m., Chicago time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that, Swingline Loans will be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to the Funding Account(s); provided that ABR Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) will be remitted by the Administrative Agent to the Issuing Bank and ~~(a)~~(ii) a Protective Advance or an Overadvance will be retained by the Administrative Agent.

(b)       Unless the Administrative Agent has received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or ~~(b)~~(ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount will constitute such Lender’s Loan included in such Borrowing.

Section 2.08      Interest Elections.

(a)       Each Borrowing initially will be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, will have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion will be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion will be considered a separate Borrowing. This Section will not apply to Swingline Borrowings, Overadvances, or Protective Advances, which may not be converted or continued.

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(b)       To make an election pursuant to this Section, the Borrower Representative must notify the Administrative Agent of such election by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request will be irrevocable and must be confirmed promptly by hand delivery, Electronic System, or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative.

(c)       Each telephonic and written Interest Election Request (including requests submitted through Electronic System) will specify the following information in compliance with Section 2.02:

(i)       the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) and clause (iv) following will be specified for each resulting Borrowing);

(ii)       the effective date of the election made pursuant to such Interest Election Request, which must be a Business Day;

(iii)       whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)       if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which must a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrowers will be deemed to have selected an Interest Period of one month duration.

(d)       Promptly following receipt of an Interest Election Request, the Administrative Agent will advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)       If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing will be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing will be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

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Section 2.09      Termination and Reduction of Commitments~~; Increase in Revolving Commitments~~.

(a)       Unless previously terminated, the Revolving Commitments will terminate on the Maturity Date.

(b)       The Borrowers may at any time terminate the Revolving Commitments upon Payment in Full of the Secured Obligations.

(c)       The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments will be in an amount that is an integral multiple of $1,000,000 and ~~(c)~~(ii) the Borrowers will not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the ~~lesser~~ least of (~~(c)~~x) the Aggregate Revolving Commitment ~~or~~ less the Availability Block, (~~(c)~~y) the Borrowing Base or (z) the Combined Borrowing Base.

(d)       The Borrower Representative will notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.09(b) or Section 2.09(c) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent will advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section will be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments will be permanent. Each reduction of the Commitments will be made ratably among the Lenders in accordance with their respective Commitments.

~~(e)       The Borrowers will have the right to increase the Revolving Commitments by obtaining additional Revolving Commitments, either from one or more of the Lenders or another lending institution provided that~~ (i) ~~any such request for an increase must be in a minimum amount of $5,000,000,~~ (ii) ~~after giving effect thereto, the sum of the total of the additional Commitments does not exceed $25,000,000,~~ (iii) ~~the Administrative Agent and the Issuing Bank have approved the identity of any such new Lender, such approvals not to be unreasonably withheld,~~ (iv) ~~any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and~~ (v) ~~the procedures described in Section 2.09(f) have been satisfied. Nothing contained in this Section 2.09 constitutes, or may otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.~~

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~~(f)       Any amendment hereto for such an increase or addition must be in form and substance satisfactory to the Administrative Agent and will only require the written signatures of the Administrative Agent, the Borrowers, and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase or addition would cause the Aggregate Revolving Commitment to exceed $75,000,000. As a condition precedent to such an increase or addition, the Borrowers must deliver to the Administrative Agent~~ (vi) ~~a certificate of each Loan Party signed by an authorized officer of such Loan Party~~ (A) ~~certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase and~~ (B) ~~in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition,~~ (1) ~~the representations and warranties contained in Article 3 and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date,~~ (2) ~~no Default exists, and~~ (3) ~~the Borrowers are in compliance (on a pro forma basis) with the covenants contained in Section 6.13 and~~ (vii) ~~legal opinions and other customary closing documents consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.~~

~~(g)       On the effective date of any such increase or addition,~~ (viii) ~~any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment will make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent determines, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent will make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees, and other amounts paid or payable with respect thereto as are necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and~~ (ix) ~~the Borrowers will be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence must be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurodollar Loan, will be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any increase or addition, the Administrative Agent will, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and will distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule will replace the previous Commitment Schedule and become part of this Agreement.~~

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Section 2.10      Repayment and Amortization of Loans; Evidence of Debt.

(a)       The Borrowers , jointly and severally, hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, ~~(a)~~(ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date or demand by the Administrative Agent, and ~~(a)~~(iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date or demand by the Administrative Agent.

(b)       At all times during a Dominion Period, on each Business Day, the Administrative Agent will apply all funds credited to the Collection Account on such Business Day or the immediately preceding Business Day (at the discretion of the Administrative Agent, whether or not immediately available) first, to prepay any Protective Advances and Overadvances that may be outstanding and second, to prepay the Revolving Loans (including Swingline Loans) and to cash collateralize outstanding LC Exposure. Notwithstanding the foregoing, to the extent any funds credited to the Collection Account constitute Net Proceeds, the application of such Net Proceeds will be subject to Section 2.11(c).

(c)       Each Lender will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)       The Administrative Agent will maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof, and the Interest Period applicable thereto, ~~(d)~~(ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and ~~(d)~~(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)       The entries made in the accounts maintained pursuant to Section 2.10(c) or Section 2.10(d) will be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that, the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein will not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)       Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers will prepare, execute, and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon will at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.

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Section 2.11      Prepayment of Loans.

(a)       The Borrowers will have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(f) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)       Except for Overadvances permitted under Section 2.05~~(b)~~, in the event and on such occasion that (i) the Aggregate Revolving Exposure exceeds the lesser of (x) the Aggregate Revolving Commitment less the Availability Block, or (~~(b) the~~ y) the Borrowing Base, or (ii) Combined Exposure exceeds the Combined Borrowing Base, the Borrowers will prepay the Revolving Loans, LC Exposure, and/or Swingline Loans or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.

(c)       In the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party in respect of any Prepayment Event~~, if such Prepayment Event occurs during the existence of a Dominion Period~~, the Borrowers will, immediately after such Net Proceeds are received by such Loan Party, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.11(e) below in an aggregate amount equal to 100% of such Net Proceeds.

(d)       [reserved]

(e)       All amounts required to be prepaid pursuant to Section 2.11(c) will be applied, first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans (including Swingline Loans) without a corresponding reduction in the Revolving Commitments and to cash collateralize outstanding LC Exposure.

(f)       The Borrower Representative must notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 10:00 a.m., Chicago time, (i) in the case of prepayment of a Eurodollar Revolving Borrowing, three Business Days before the date of prepayment or ~~(f)~~(ii) in the case of prepayment of an ABR Revolving Borrowing, one Business Day before the date of prepayment. Each such notice will be irrevocable and must specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent will advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing must be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing will be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments must be accompanied by (y) accrued interest to the extent required by Section 2.13 and (z) break funding payments pursuant to Section 2.16.

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Section 2.12      Fees.

(a)       The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee, that will accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees will be payable in arrears on the first day of each calendar month and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed, (including the first day but excluding the last day).

(b)       The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, that will accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and ~~(b)~~(ii) to the Issuing Bank a fronting fee, that will accrue at the rate or rates per annum separately agreed upon between the Borrowers and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal, or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each calendar month will be payable on the first day of each calendar month following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees will be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate will be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.12(b) will be payable within ten days after demand. All participation fees and fronting fees will be computed on the basis of a year of 360 days and will be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)       The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

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(d)       [reserved]

(e)       All fees payable hereunder must be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid will not be refundable under any circumstances.

Section 2.13 Interest.

(a)       The Loans comprising ABR Borrowings (including Swingline Loans) will bear interest at the Alternate Base Rate, plus the Applicable Rate, the sum of which will in no event be less than 1.50% per annum.

(b)       The Loans comprising each Eurodollar Borrowing will bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Rate.

(c)       Each Protective Advance and each Overadvance will bear interest at the Alternate Base Rate, plus the Applicable Rate for Revolving Loans, plus 2.00% per annum.

(d)       Notwithstanding the foregoing, during the existence of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) all Loans will bear interest at 2.00% per annum, plus the rate otherwise applicable to such Loans as provided in this Section or ~~(d)~~(ii) in the case of any other amount outstanding hereunder, such amount will accrue at 2.00% per annum, plus the rate applicable to such fee or other obligation as provided hereunder.

(e)       Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) will be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that, (i) interest accrued pursuant to Section 2.13(d) will be payable on demand, ~~(e)~~(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid will be payable on the date of such repayment or prepayment, and ~~(e)~~(iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan will be payable on the effective date of such conversion.

(f)       All interest hereunder will be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate will be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case will be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, or LIBO Rate will be determined by the Administrative Agent, and such determination will be conclusive absent manifest error.

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Section 2.14        Alternate Rate of Interest; Illegality.

(a)         If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)       the Administrative Agent determines (which determination will be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including by means of an Interpolated Rate or because the LIBO Screen Rate is not available or published on a current basis) for such Interest Period; or

(ii)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent will give notice thereof to the Borrowers and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and any such Eurodollar Borrowing must be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (z) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as an ABR Borrowing.

(b)       If any Lender determines that any Requirement of Law has made it unlawful, or if any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain, fund, or continue any Eurodollar Borrowing, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligations of such Lender to make, maintain, fund, or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings will be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers will upon demand from such Lender (with a copy to the Administrative Agent), either convert or prepay all Eurodollar Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such conversion or prepayment, the Borrowers will also pay accrued interest on the amount so converted or prepaid.

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(c)       If at any time the Administrative Agent determines (which determination will be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14(a)(i) have arisen and such circumstances are unlikely to be temporary or ~~(c)~~(ii) the circumstances set forth in Section 2.14(a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate will no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrowers will endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the U.S. at such time, and will enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment will become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent has not received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest is determined in accordance with this Section 2.14(c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (y) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing will be ineffective and any such Eurodollar Borrowing shall be repaid or converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto and (z) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing will be made as an ABR Borrowing; provided that, if such alternate rate of interest is less than zero, such rate will be deemed to be zero for the purposes of this Agreement.

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Section 2.15        Increased Costs.

(a)         If any Change in Law:

(i)       imposes, modifies, or deems applicable any reserve, special deposit, liquidity, or similar requirement (including any compulsory loan requirement, insurance charge, or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)       imposes on any Lender or the Issuing Bank or the London interbank market any other condition, cost, or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)       subjects any Recipient to any Taxes (other than (A) Indemnified Taxes, ~~(iii)~~(B) Taxes described in clause (b) through clause (d) of the definition of Excluded Taxes, and ~~(iii)~~(C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities, or capital attributable thereto;

and the result of any of the foregoing is to increase the cost to such Lender or such other Recipient of making, continuing, converting into, or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank, or such other Recipient of participating in, issuing, or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest, or otherwise), then the Borrowers will pay to such Lender, the Issuing Bank, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)       If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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(c)       A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or Section 2.15(b) will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)       Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section will not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that, the Borrowers will not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above will be extended to include the period of retroactive effect thereof.

Section 2.16      Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), ~~(a)~~(b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, ~~(a)~~(c) the failure to borrow, convert, continue, or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or ~~(a)~~(d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or Section 9.02(d), then, in any such event, the Borrowers will compensate each Lender for the loss, cost, and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost, or expense to any Lender will be deemed to include an amount determined by such Lender to be the excess, if any, of ~~(a)~~(i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurodollar Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period for such Eurodollar Loan), minus ~~(a)~~(ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section will be delivered to the Borrower Representative and will be conclusive absent manifest error. The Borrowers will pay such Lender the amount shown as due on any such certificate within ten days after receipt thereof.

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Section 2.17      Withholding of Taxes; Gross-Up.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document will be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent will be entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party will be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by the Borrowers. The Loan Parties will timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)       Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party will deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)       Indemnification by the Loan Parties. The Loan Parties will jointly and severally indemnify each Recipient, within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, will be conclusive absent manifest error.

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(e)          Indemnification by the Lenders. Each Lender will severally indemnify the Administrative Agent, within ten days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), ~~(e)~~(ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and ~~(e)~~(iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent will be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e).

(f)          Status of Lenders.

(i)       Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document will deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, will deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution, and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), Section 2.17(f)(ii)(B), and Section 2.17(f)(ii)(D)) will not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)       Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)       any Lender that is a U.S. Person will deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

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(B)       any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)       in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (y) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (z) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)       in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)       in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (y) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (z) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)       to the extent a Foreign Lender is not the Beneficial Owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

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(C)       any Foreign Lender will, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as are requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)       if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender will deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” will include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it will update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it will pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party related to the receipt of such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, will repay to such indemnified party the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest, or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) will not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

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(h)       Survival. Each party’s obligations under this Section 2.17 will survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i)       Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.

Section 2.18      Payments Generally; Allocation of Proceeds; Sharing of Set-offs.

(a)       The Borrowers will make each payment required to be made by them hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, Section 2.16, Section 2.17, or otherwise) prior to 2:00 p.m., Chicago time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments will be made to the Administrative Agent at its offices at 10 South Dearborn Street, Floor L2, Chicago, Illinois, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Section 2.15, Section 2.16, Section 2.17, and Section 9.03 must be made directly to the Persons entitled thereto. The Administrative Agent will distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder is due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon will be payable for the period of such extension. All payments hereunder will be made in dollars.

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(b)       ~~Any~~ Subject to the terms of the Intercreditor Agreement, proceeds of Collateral received by the Administrative Agent (i) not constituting either ~~(b)~~(A) a specific payment of principal, interest, fees, or other sum payable under the Loan Documents (that will be applied as specified by the Borrowers), ~~(b)~~(B) a mandatory prepayment (that will be applied in accordance with Section 2.11) or ~~(b)~~(C) amounts to be applied from the Collection Account during a Dominion Period (that will be applied in accordance with Section 2.10(b)) or ~~(b)~~(ii) during the existence of an Event of Default if the Administrative Agent so elects or the Required Lenders so direct, will be applied ratably first, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities, or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Overadvances and Protective Advances, fourth, to pay the principal of the Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably, seventh, to pay an amount to the Administrative Agent equal to 105% of the aggregate LC Exposure, to be held as cash collateral for such Obligations, eighth, to payment of any amounts owing in respect of Banking Services Obligations and Swap Agreement Obligations , in the case of providers other than JPMCB, up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and ninth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing, amounts received from any Loan Party will not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender will apply any payment that it receives to any Eurodollar Loan of a Class, except ~~(b)~~(a) on the expiration date of the Interest Period applicable thereto or ~~(b)~~(b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers will pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders will have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)       At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including all reimbursement for fees, costs, and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged will constitute Loans (including Swingline Loans and Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees, and expenses as described in Section 9.03) and that all such Borrowings will be deemed to have been requested pursuant to Section 2.03, Section 2.04, or Section 2.05, as applicable, and ~~(c)~~(ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest, and fees as it becomes due hereunder or any other amount due under the Loan Documents.

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(d)       If, except as otherwise expressly provided herein, any Lender, by exercising any right of set-off or counterclaim or otherwise, obtains payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion will purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments will be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest, and ~~(d)~~(ii) the provisions of this Section 2.18(d) will not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.18(d) will apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)       Unless the Administrative Agent has received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(f)       If any Lender fails to make any payment required to be made by it under this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or ~~(f)~~(ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to clause (i) and clause (ii) preceding will be made in any order determined by the Administrative Agent in its discretion.

(g)       The Administrative Agent will from time to time provide the Borrower Representative with account statements or invoices with respect to the Loans, Letters of Credit, and any interest or fees with respect thereto (each a “Statement”); provided that any failure of the Administrative Agent to provide any Statement to the Borrower Representative will not have any effect on any Loan Party’s obligation with respect thereto or any Obligation hereunder and will not constitute a default by the Administrative Agent under this Agreement. The Administrative Agent is under no duty or obligation to provide Statements, that, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees, or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers will not be in default of payment with respect to the billing period indicated on such Statement; provided that, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including any past due amounts) will not constitute a waiver of the Administrative Agent’s or the Lenders’ right to receive payment in full at another time.

Section 2.19      Mitigation Obligations; Replacement of Lenders.

(a)       If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender will use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and ~~(a)~~(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)       If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or Section 2.17), and obligations under this Agreement and other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers will have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank and the Swingline Lender), which consent will not unreasonably be withheld, ~~(b)~~(ii) such Lender will have received payment of an amount equal to the outstanding principal of its Loans, funded participations in LC Disbursements, and Swingline Loans, accrued interest thereon, accrued fees, and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal, accrued interest, and fees) or the Borrowers (in the case of all other amounts), and ~~(b)~~(iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender will not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20      Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions will apply for so long as such Lender is a Defaulting Lender:

(a)       fees will cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)       such Defaulting Lender will not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender will not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver, or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this Section 2.20(b) will not apply to the vote of a Defaulting Lender in the case of an amendment, waiver, or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)       if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)       all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender will be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (y) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative has otherwise notified the Administrative Agent at such time, the Borrowers will be deemed to have represented and warranted that such conditions are satisfied at such time) and (z) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure and to exceed its Revolving Commitment;

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(ii)       if the reallocation described in clause (i) preceding cannot, or can only partially, be effected, the Borrowers will within one Business Day following notice by the Administrative Agent (y) first, prepay such Swingline Exposure and (z) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) preceding) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)       if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) preceding, the Borrowers will not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)       if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) preceding, then the fees payable to the Lenders pursuant to Sections 2.12(a) and Section 2.12(b) will be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)       if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or clause (ii) preceding, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure will be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)       so long as such Lender is a Defaulting Lender, the Swingline Lender will not be required to fund any Swingline Loan and the Issuing Bank will not be required to issue, amend, renew, extend, or increase any Letter of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and the Swingline Exposure related to any such newly made Swingline Loan or LC Exposure related to any newly issued or increased Letter of Credit will be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender will not participate therein).

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If (y) a Bankruptcy Event or a Bail-In Action with respect to the Parent of any Lender occurs following the date hereof and for so long as such event continues or (z) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender will not be required to fund any Swingline Loan and the Issuing Bank will not be required to issue, amend, or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, has entered into arrangements with the Borrowers or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Swingline Lender, and the Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders will be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender will purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent determines may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21      Returned Payments. If after receipt of any payment that is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied will be revived and continued and this Agreement will continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 will be and remain effective notwithstanding any contrary action that may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 will survive the termination of this Agreement.

Section 2.22      Banking Services and Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party will deliver to the Administrative Agent, promptly after entering into such Banking Services or Swap Agreements, written notice setting forth the aggregate amount of all Banking Services Obligations and Swap Agreement Obligations of such Loan Party to such Lender or Affiliate (whether matured or unmatured, absolute or contingent). In addition, each such Lender or Affiliate thereof will deliver to the Administrative Agent, following the end of each calendar month, a summary of the amounts due or to become due in respect of such Banking Services Obligations and Swap Agreement Obligations. The most recent information provided to the Administrative Agent will be used in determining the amounts to be applied in respect of such Banking Services Obligations and/or Swap Agreement Obligations pursuant to Section 2.18(b).

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Article 3

Representations and Warranties

Each Loan Party represents and warrants to the Lenders that:

Section 3.01      Organization; Powers. Each Loan Party and each Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

Section 3.02      Authorization; Enforceability. The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. Each Loan Document to which each Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03      Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not in any material respect violate any Requirement of Law applicable to any Loan Party or any Subsidiary, (c) will not violate or result in a default under any indenture, agreement, or other instrument binding upon any Loan Party or any Subsidiary or the assets of any Loan Party or any Subsidiary, or give rise to a right thereunder to require any payment to be made by any Loan Party or any Subsidiary, except such as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any Subsidiary, except Liens created pursuant to the Loan Documents.

Section 3.04      Financial Condition; No Material Adverse Change.

(a)       FHC has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity, and cash flows as of and for the Fiscal Year ended February ~~3~~2, ~~2018~~ 2019, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of FHC and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments (all of which, when taken as a whole, would not be materially adverse) and the absence of footnotes in the case of the statements referred to in clause (ii) above.

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(b)       No event, change, or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since February ~~3~~2, ~~2018~~ 2019.

Section 3.05      Properties.

(a)       As of the ~~date of this Agreement~~First Amendment Effective Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by any Loan Party. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists except such as could not reasonably be expected to result in a Material Adverse Effect. Each of the Loan Parties and each of its Subsidiaries has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens other than those permitted by Section 6.02.

(b)       Each Loan Party and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, and patents necessary to its business as currently conducted, a correct and complete list of which, as of the ~~date of this Agreement~~First Amendment Effective Date, is set forth on Schedule 3.05, and the use thereof by each Loan Party and each Subsidiary does not, other than such as could not reasonably be expected to result in a Material Adverse Effect, infringe in any material respect upon the rights of any other Person, and each Loan Party’s and each Subsidiary’s rights thereto are not subject to any licensing agreement or similar arrangement.

Section 3.06      Litigation and Environmental Matters.

(a)       There are no actions, suits, or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any Loan Document or the Transactions.

(b)       Except for the Disclosed Matters (i) no Loan Party or any Subsidiary has received notice of any claim with respect to any Environmental Liability and (ii) and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary (A) has failed to comply with any Environmental Law or to obtain, maintain, or comply with any permit, license, or other approval required under any Environmental Law, (B) has become subject to any Environmental Liability, (C) has received notice of any claim with respect to any Environmental Liability, or (D) knows of any basis for any Environmental Liability.

(c)       Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

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Section 3.07      Compliance with Laws and Agreements; No Default. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Loan Party and each Subsidiary is in compliance with (i) all Requirements of Law applicable to it or its property and (ii) all indentures, agreements, and other instruments binding upon it or its property. No Default has occurred and is continuing.

Section 3.08      Investment Company Status. No Loan Party nor any Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09      Taxes.

(a)       Each Loan Party and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not be expected to result in a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes.

(b)       Neither this Agreement nor any other agreement, certificate, document, or instrument executed or delivered in connection therewith by any Loan Party or any other Person (other than the Lender), were executed or delivered in the state of Florida, neither any Borrower nor any other Loan Party is a Florida organization or has its executive offices or headquarters in Florida, no officer or employee of any Loan Party has engaged in any execution, delivery, negotiations, or other related activities with respect to this Agreement while in the state of Florida, and there are no stamp, documentary, mortgage, or intangibles taxes due in the state of Florida as a result of any Loan Party entering into this Agreement.

Section 3.10      ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87 or subsequent recodification thereof, as applicable) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans.

Section 3.11      Disclosure. None of the reports, financial statements, certificates, or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole together with FHC’s public filings, contains any material misstatement of fact or omits, as of the date furnished, to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect at such time; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

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Section 3.12      Material Agreements. No Loan Party is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in (a) any material agreement to which it is a party, except where such default, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness that would constitute an Event of Default under clause (f) of Article 7 if such default became an event of default under the applicable agreement or instrument.

Section 3.13      Solvency.

(a)       Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, taken as a whole, (ii) the present fair saleable value of the property of the Loan Parties, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (iii) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.

(b)       No Loan Party intends to, nor will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

Section 3.14      Insurance. Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and their Subsidiaries as of the First Amendment Effective Date. As of the First Amendment Effective Date, all premiums in respect of such insurance have been paid. Each Borrower maintains, and has caused each Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are adequate and customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

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Section 3.15      Capitalization and Subsidiaries. Schedule 3.15 sets forth (a) a correct and complete list of the name and relationship to FHC of each and all of FHC’s Subsidiaries, (b) a true and complete listing (other than with respect to FHC) of each class of each Loan Party’s authorized Equity Interests, all of which issued Equity Interests are validly issued, outstanding, fully paid, and non-assessable, and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of FHC and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants, or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.

Section 3.16      Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except to the extent provided in this Agreement and the other Loan Documents.

Section 3.17      Employment Matters. The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters. All material, in the aggregate and individually, payments due from any Loan Party or any Subsidiary, or for which any claim may be made against any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party or such Subsidiary.

Section 3.18      Federal Reserve Regulations. No part of the proceeds of any Loan or Letter of Credit has been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X.

Section 3.19      Use of Proceeds. The proceeds of the Loans have been used and will be used, whether directly or indirectly as set forth in Section 5.08.

Section 3.20      No Burdensome Restrictions. No Loan Party is subject to any Burdensome Restrictions except Burdensome Restrictions permitted under Section 6.10.

Section 3.21      Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries, and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary or any of their respective directors, officers, or employees or (b) to the knowledge of any such Loan Party or Subsidiary, any agent of such Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds, Transaction, or other transaction contemplated by this Agreement or the other Loan Documents will violate Anti-Corruption Laws or applicable Sanctions.

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Section 3.22      Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

Section 3.23      EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 3.24      Plan Assets; Prohibited Transactions. No Loan Party or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Article 4

Conditions

Section 4.01      Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder will not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)       Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) has received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, (ii) either (A) a counterpart of each other Loan Document signed on behalf of each party thereto or (B) written evidence satisfactory to the Administrative Agent (that may include facsimile or other electronic transmission of a signed signature page thereof) that each such party has signed a counterpart of such Loan Document, and (iii) such other certificates, documents, instruments, and agreements as the Administrative Agent has reasonably requested in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent, the Issuing Bank, and the Lenders in form and substance satisfactory to the Administrative Agent and its counsel.

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(b)       Financial Statements and Projections. The Lenders have received audited consolidated financial statements of FHC for the Fiscal Years ended January 30, 2017 and February 3, 2018 and (ii) satisfactory projections through FHC’s Fiscal Year ending in January 2022.

(c)       Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent has received (i) a certificate of each Loan Party, dated the Effective Date and executed by an authorized officer of such Loan Party, that (A) certifies the resolutions of its Board of Directors, members, or other body authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, (B) identifies by name and title and bears the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of each Borrower, its Financial Officers, and (C) contains appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its bylaws or operating, management, or partnership agreement, or other organizational or governing documents, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

(d)       No Default Certificate. The Administrative Agent has received a certificate, signed by a Financial Officer of each Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in the Loan Documents are true and correct as of such date, and (iii) certifying as to any other factual matters as may be reasonably requested by the Administrative Agent.

(e)       Fees. The Lenders and the Administrative Agent have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid by the Borrowers directly or with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f)       Lien Searches. The Administrative Agent has received the results of a recent lien search in the jurisdiction of organization of each Loan Party, and such search reveals no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation satisfactory to the Administrative Agent.

(g)       Pay-Off Letter. The Administrative Agent has received satisfactory pay-off letters for all existing Indebtedness required to be repaid from the proceeds of the initial Borrowing, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with such payment and all letters of credit issued or guaranteed as part of such Indebtedness have been cash collateralized or supported by a Letter of Credit.

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(h)       Funding Account. The Administrative Agent has received a notice setting forth the deposit account(s) of the Borrowers (the “Funding Account”) to which the Administrative Agent is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(i)       Reserved.

(j)       Collateral Access and Control Agreements. The Administrative Agent has received (i) each Collateral Access Agreement required to be provided on the Effective Date pursuant to Section 4.13 of the Security Agreement and (ii) each Deposit Account Control Agreement ~~(as defined in the Security Agreement)~~ required to be provided on the Effective Date pursuant to Section 4.14 of the Security Agreement.

(k)       Solvency. The Administrative Agent has received a solvency certificate signed by a Financial Officer dated the Effective Date.

(l)       Borrowing Base Certificate. The Administrative Agent has received a Borrowing Base Certificate that calculates the Borrowing Base as of April 7, 2018.

(m)       Closing Availability. After giving effect to all Borrowings to be made on the Effective Date, the issuance of any Letters of Credit on the Effective Date, and the payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities, and obligations current, the Availability is not less than $20,000,000.

(n)       Pledged Equity Interests; Stock Powers; Pledged Notes. The Administrative Agent has received (i) the certificates representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(o)       Filings, Registrations, and Recordings. Each document (including any UCC financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered, or recorded in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders, and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), must be in proper form for filing, registration, or recordation; provided that until any such UCC financing statement required to be filed to perfect the Administrative Agent’s Liens in the Collateral have been filed, the Borrowers will not be permitted to request, and the Lenders will not be required to make, any Revolving Loans under this Agreement.

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(p)       Insurance. The Administrative Agent has received evidence of insurance coverage in form, scope, and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the terms of Section 5.10 hereof and Section 4.12 of the Security Agreement; provided that endorsements to the applicable insurance policies required under Section 4.12 of the Security Agreement may be provided within 60 days of the Effective Date (or such later date as the Administrative Agent may agree in its sole discretion).

(q)       Letter of Credit Application. If a Letter of Credit is requested to be issued on the Effective Date, the Administrative Agent has received a properly completed letter of credit application (whether standalone or pursuant to a master agreement, as applicable).

(r)       Tax Withholding. The Administrative Agent has received a properly completed and signed IRS Form W-8 or W-9, as applicable, for each Loan Party.

(s)       Reserved.

(t)       Field Examination. The Administrative Agent or its designee has conducted a field examination of the Borrowers’ Credit Card Accounts, Inventory, and related working capital matters and of the Borrowers’ related data processing and other systems, the results of which are satisfactory to the Administrative Agent in its sole discretion.

(u)       Reserved.

(v)       Appraisal. The Administrative Agent has received an appraisal of the Borrowers’ Inventory from one or more firms satisfactory to the Administrative Agent, which appraisal is satisfactory to the Administrative Agent in its sole discretion.

(w)       USA PATRIOT Act, Etc. The Administrative Agent and the Lenders have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, for each Loan Party.

(x)       Other Documents. The Administrative Agent has received such other documents as the Administrative Agent, the Issuing Bank, any Lender, or their respective counsel may have reasonably requested.

The Administrative Agent will notify the Borrowers, the Lenders, and the Issuing Bank of the Effective Date, and such notice will be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder will not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., Chicago time, on May 29, 2018.

Section 4.02      Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew, or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

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(a)       The representations and warranties of the Loan Parties set forth in the Loan Documents must be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal, or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty that by its terms is made as of a specified date will be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty that is subject to any materiality qualifier will be required to be true and correct in all respects).

(b)       At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal, or extension of such Letter of Credit, as applicable, (i) no Default may have occurred and be continuing and (ii) no Protective Advance may be outstanding.

(c)       After giving effect to any Borrowing or the issuance, amendment, renewal, or extension of any Letter of Credit, each of Availability and Combined Borrowing Base Availability is not less than zero ($0.00).

Each Borrowing and each issuance, amendment, renewal, or extension of a Letter of Credit will be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section.

Notwithstanding the failure to satisfy the conditions precedent set forth in Section 4.02(a) or Section 4.02(b), unless otherwise directed by the Required Lenders, the Administrative Agent may, but will have no obligation to, continue to make Loans and an Issuing Bank may, but will have no obligation to, issue, amend, renew, or extend, or cause to be issued, amended, renewed, or extended, any Letter of Credit for the ratable account and risk of the Lenders from time to time if the Administrative Agent believes that making such Loans or issuing, amending, renewing, or extending, or causing the issuance, amendment, renewal, or extension of, any such Letter of Credit is in the best interests of the Lenders.

Article 5

Affirmative Covenants

Until all of the Secured Obligations have been Paid in Full each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 5.01      Financial Statements; Borrowing Base and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:

(a)       within 90 days after the end of each Fiscal Year of FHC, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (provided that to the extent any such information is included in Form 10-K for FHC and its consolidated subsidiaries, delivery of such Form 10-K will satisfy the delivery requirement specified in this clause (a) with respect to such information);

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(b)       within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of FHC, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (provided that to the extent any such information is included in Form 10-Q for FHC and its consolidated subsidiaries, delivery of such Form 10-Q will satisfy the delivery requirement specified in this clause (b) with respect to such information);

(c)       ~~during any Financial Statement Reporting Frequency Change Period,~~ within ~~20~~ 30 days after the end of each fiscal month of FHC, its consolidated and consolidating balance sheet and related statements of operations, stockholders’ equity, and cash flows as of the end of and for such fiscal month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(d)       concurrently with any delivery of financial statements under Section 5.01(a), Section 5.01(b), or Section 5.01(c), a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit D (i) certifying, in the case of the financial statements delivered under Section 5.01(b) or Section 5.01(c), as presenting fairly in all material respects the financial condition and results of operations of FHC and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) ~~if applicable,~~ setting forth reasonably detailed calculations of the Fixed Charge Coverage Ratio, (iv) demonstrating compliance with limitations on Capital Expenditures set forth in Section 6.13, (~~iv~~v) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and ~~(v~~(vi) specifying and quantifying any fees, expenses, charges, and reserves under clause (vi) of the definition of EBITDAR to be included for the period of the financial statements delivered concurrently with such certificate;

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(e)       concurrently with any delivery of financial statements under Section 5.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines or the customary practices of such accounting firm consistently applied);

(f)       as soon as available but in any event no earlier than the end of, and no later than 60 days following the end of, each Fiscal Year of FHC, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement, and cash flow statement) of FHC for each Fiscal Quarter of the upcoming Fiscal Year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g)       at each of the times specified in the following table, and at such other times as may be necessary to re-determine Availability and Combined Borrowing Base Availability, as of the applicable period then ended, a Borrowing Base Certificate (setting forth the Borrowing Base, the FILO Borrowing Base, Availability and Combined Borrowing Base Availability) and supporting information in connection therewith, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request:

Trigger Date/Event	Reporting Requirement	Reset Date
the existence of any Event of Default	promptly upon the request of the Administrative Agent and continuing thereafter as requested	~~60~~ 90 days after such Event of Default is waived and no additional Event of Default has occurred
~~no Credit Exposure is outstanding and~~ the Borrower Representative or any Borrower requests any Revolving Loan or issuance of any Letter of Credit	concurrently with such request for such Revolving Loan or issuance of such Letter of Credit	not applicable

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Trigger Date/Event	Reporting Requirement	Reset Date
~~any Credit Exposure is outstanding and Availability~~ Liquidity is less than $~~6,000,000~~15,000,000	on or before the third Business Day of each calendar week, as of the period then ended	~~Availability~~ Three fiscal months during which (i) Liquidity on each day during such period is greater than or equal to $~~6,000,000 for a period of 60 consecutive days~~15,000,000 and (ii) sales revenues for such period are greater than or equal to 85% of the amount set forth in the Sales Plan for such period
~~any Credit Exposure is outstanding and Availability~~ Liquidity is greater than or equal to $~~6,000,000~~15,000,000 but less than $50,000,000	~~within 20 days~~ Within 10 Business Days of the end of each fiscal month, as of the period then ended	~~no Credit Exposure outstanding for a period of 60 consecutive days~~not applicable
~~At all other times~~Liquidity is greater than or equal to $50,000,000	~~within 25 days~~ Within 15 Business Day of the end of each ~~Fiscal Quarter~~fiscal month, as of the period then ended	~~The occurrence of any other Trigger Date/Event~~not applicable

(h)       concurrently with delivery of any Borrowing Base Certificate pursuant to clause (g) preceding and at such other times as may be requested by the Administrative Agent, as of the period then ended, all delivered electronically in a text formatted file acceptable to the Administrative Agent;

(i)       a detailed aging of the Borrowers’ Credit Card Accounts (including a listing, as of the end of the applicable period, by credit card issuer and/or credit card processor, of all outstanding Credit Card Accounts and all payments and collections thereon, and a reconciliation of sales and collections with respect thereto), prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name and balance due for each Account Debtor (such Account Debtors being the applicable credit card issuer or credit card processor) of any Credit Card Account, and, if requested by the Administrative Agent, the address for each such Account Debtor;

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(ii)       a schedule detailing the Borrowers’ Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit (if any, but excluding any Inventory in transit between locations of a Borrower) and any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product type, and by volume on hand, which Inventory will be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower Representative are deemed by the Administrative Agent to be appropriate, and (B) including a report of any variances or other results of Inventory counts performed by the Borrowers since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by the Borrowers, and complaints and claims made against the Borrowers);

(iii)       a worksheet of calculations prepared by the Borrowers to determine Eligible Credit Card Accounts and Eligible Inventory, such worksheets detailing the Credit Card Accounts and Inventory excluded from Eligible Credit Card Accounts and Eligible Inventory and the reason for such exclusion;

(iv)       a reconciliation of the Borrowers’ Credit Card Accounts and Inventory between (A) the amounts shown in the Borrowers’ general ledger and financial statements and the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and (B) the amounts and dates shown in the reports delivered pursuant to clause (i) and clause (ii) of this Section 5.01(h) and the Borrowing Base Certificate delivered pursuant to Section 5.01(g) as of such date; and

(v)       a reconciliation of the loan balance per the Borrowers’ general ledger to the loan balance under this Agreement;

(i)       as soon as available but in any event within ~~20~~ 30 days of the end of each fiscal month or Fiscal Quarter, as applicable, that the Borrowers are required to deliver Borrowing Base ~~certificates~~ Certificates pursuant to clause (g) preceding and at such other times as may be requested by the Administrative Agent, as of the fiscal month or Fiscal Quarter then ended, a schedule and aging of the Borrowers’ accounts payable, delivered electronically in a text formatted file acceptable to the Administrative Agent;

~~(j)       [reserved]~~

(j)       (i) at any time when Liquidity is less than $50,000,000, on or before the third Business Day of each calendar week, as of the last Business Day of the week then ended, a report showing Qualified Cash and Liquidity in form and substance acceptable to Administrative Agent and (ii) at any time when Liquidity is greater than or equal to $50,000,000, on or before the third Business Day of each calendar month, as of the last Business Day of the calendar month then ended, a report showing Qualified Cash and Liquidity in form and substance acceptable to Administrative Agent;

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(k)         promptly upon the Administrative Agent’s reasonable request:

(i)       copies of invoices or other similar statements issued by the Borrowers to any credit card issuer or credit card processor in connection with any Credit Card Accounts, credit memos, and other information related thereto;

(ii)       copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or equipment purchased by any Loan Party; and

(iii)       a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(l)       promptly upon the reasonable request ~~from~~ of the Administrative Agent, as frequently as may be reasonably requested, but in any event not more often than delivery of any Borrowing Base Certificate, as of the period then ended, the Borrowers’ sales journal, cash receipts journal (identifying trade and non-trade cash receipts) and debit memo/credit memo journal;

(m)       promptly upon request ~~from~~ of the Administrative Agent, copies of all tax returns filed by any Loan Party with the U.S. Internal Revenue Service;

(n)       concurrently with delivery of the financial statements required to be delivered in accordance with Section 5.01(a) and, if otherwise requested by the Administrative Agent, within ten Business Days of the first day of October of any calendar year, a certificate of good standing or the substantive equivalent available in the jurisdiction of incorporation, formation, or organization for each Loan Party from the appropriate governmental officer in such jurisdiction;

(o)       concurrently with delivery of any financial statements required to be delivered pursuant to clause (a), clause (b), or clause (c) preceding, a detailed listing of all advances of proceeds of Loans requested by the Borrower Representative for each Borrower during the immediately preceding calendar month and a detailed listing of all intercompany loans made by the Borrowers during such calendar month;~~and~~

(p)       promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, and other materials filed by any Loan Party or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, as the case may be; provided that if any such report, proxy statement, or other material is posted to FHC’s website, such delivery will be deemed satisfied upon notice from the Borrower Representative to the Administrative Agent of such posting~~.~~;

(q)       promptly after any request therefor by the Administrative Agent or any Lender, copies of (i) any documents described in Section 101(k)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l)(1) of ERISA that any Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Borrower or the applicable ERISA Affiliate shall promptly make a request for such documents and notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof;

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(r)       promptly following any written request therefor, any information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, including without limitation, any Beneficial Ownership Certification; and

(s)       promptly upon receipt, copies of any written notices and amendments in connection with the FILO Documents.

Section 5.02      Notices of Material Events. The Borrowers will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:

(a)       the occurrence of any Event of Default;

(b)       receipt of any notice of any investigation by a Governmental Authority or any litigation or proceeding commenced or threatened against any Loan Party or any Subsidiary that (i) seeks damages in excess of ~~$5,000,000~~(x) $2,500,000 or (y) $650,000 in the case of any investigation, litigation or proceeding that could reasonably be expected to result in a Lien, impairment or restriction on the Collateral, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any Subsidiary, (v) alleges the violation of, or seeks to impose remedies under, any Environmental Law or related Requirement of Law, or seeks to impose Environmental Liability, (vi) asserts liability on the part of any Loan Party or any Subsidiary in excess of $~~5,000,000~~ 2,500,000 in respect of any tax, fee, assessment, or other governmental charge, ~~or~~ (vii) involves any product recall, or (viii) if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(c)       any Lien (other than Liens permitted under Section 6.02) or claim made or asserted against any of the Collateral;

(d)       any loss, damage, or destruction to the Collateral in the amount of $~~1,000,000~~ 500,000 or more, whether or not covered by insurance;

(e)       within ten Business Days of receipt thereof, any and all default notices received by a Loan Party that (i) provide notice of any failure to make a payment of any amount due under a lease agreement for any real property or that constitute a threat of eviction or termination of the applicable lease agreement and (ii)(A) any such notice is applicable to a single leased location or public warehouse where Collateral with a book value of $~~200,000~~ 100,000 or greater is located or (B) all such notices are applicable to leased locations or public warehouses where Collateral with an aggregate book value of $~~1,000,000~~ 500,000 or greater is located;

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~~(f)       [reserved]~~

~~(g)       within five Business Days after the occurrence thereof, any Loan Party entering into a Swap Agreement or an amendment thereto, together with copies of all agreements evidencing such Swap Agreement or amendment;~~

(f)       any default or event of default under any Material Indebtedness;

(g)       if at any time (i) rent owing to fifty (50) or more landlords of the Borrowers’ store locations shall be in excess of thirty (30) days in arrears or (ii) ten percent (10%) or greater of Borrower’s trade payables shall be in excess of sixty (60) days past due;

(h)       promptly upon an executive officer of the Borrower Representative or FHC becoming aware of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $250,000; ~~and~~

(i)       any judgement is rendered against a Loan Party; and

(j)       ~~(i)~~any other development that results, or could reasonably be expected to result, in a Material Adverse Effect.

Each notice delivered under this Section must be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03      Existence; Conduct of Business. Each Loan Party will, and will cause each Subsidiary to, (a) do or cause to be done all things necessary to (i) preserve, renew, and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses, and permits in each case material to the conduct of its business, and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except with respect to (A) any single location where less than $~~250,000~~ 100,000 of Inventory is located and (B) two or more locations where less than $~~1,000,000~~ 500,000 of Inventory in the aggregate is located, provided that, the foregoing clause (a) will not prohibit any merger, consolidation, liquidation, or dissolution permitted under Section 6.03 or Section 6.05 and (b) carry on and conduct its business in substantially the same manner (as limited by Section 6.05(a) with respect to store liquidations) and in substantially the same fields of enterprise as it is presently conducted and other fields of enterprise reasonably related thereto.

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Section 5.04      Payment of Obligations. Each Loan Party will, and will cause each Subsidiary to, pay or discharge all Material Indebtedness and all other material liabilities and obligations before the same become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment with respect thereto pending such contest (i) would not result in aggregate liabilities in excess of ~~$2,500,000~~ (x) $500,000 during a Dominion Period or (y) $2,500,000 at all other times, in each case, other than liabilities owing to any trade creditor or landlord, unless such trade creditor or landlord commences an enforcement action (including, without limitation any lock out or other self-help remedies commenced by a Loan Party’s landlord) against a Loan Party in respect of such liabilities, and none of the Collateral would become subject to forfeiture or loss as a result of the contest or (ii) could not reasonably be expected to result in a Material Adverse Effect; provided that, each Loan Party will, and will cause each Subsidiary to, remit withholding taxes and other payroll taxes to appropriate Governmental Authorities as and when claimed to be due, notwithstanding the foregoing exceptions.

Section 5.05      Maintenance of Properties. Each Loan Party will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.06      Books and Records; Inspection Rights. Each Loan Party will, and will cause each Subsidiary to, (y) keep proper books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities and (z) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender, or any consultants, accountants, lawyers, agents and appraisers retained by the Administrative Agent), upon reasonable prior notice and during business hours, to visit and inspect its properties, to conduct at such Loan Party’s premises, and at the times specified below, field examinations of such Loan Party’s assets, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances, and condition with its officers and independent accountants, all at such reasonable times and as often (except with respect to field examinations as otherwise specified in this Section) as reasonably requested. Each Loan Party acknowledges that the Administrative Agent, after exercising its rights of inspection and examination, may prepare and distribute to the Lenders certain Reports pertaining to such Loan Party’s assets for internal use by the Administrative Agent and the Lenders (and may also distribute Reports to the FILO Agent and the FILO Lenders). Notwithstanding any of the foregoing, the Administrative Agent ~~may, in its Permitted Discretion,~~ will perform field examinations pursuant to this Section as follows:

(a)       if any Event of Default is in existence, the Administrative Agent may conduct, at the Borrowers’ expense, any field examinations requested by the Administrative Agent at such time; and

(b)       if:

~~(b)       if Revolving Exposure outstanding at any time during the applicable calendar year is greater than or equal to $5,000,000 and~~

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(i)       Combined Borrowing Base Availability at all times during ~~such~~ any calendar year is greater than or equal to $12,000,000, the Administrative Agent may conduct one field examination during such calendar year at the Borrowers’ expense~~, and~~;

~~(ii)       Availability at any time during such calendar year is less than $12,000,000, the Administrative Agent may conduct the field examination described in~~ clause (i) ~~preceding and one additional field examination during such calendar year at the Borrowers’ expense; and~~

~~(c)       if Revolving Exposure outstanding during the applicable calendar year is at all times less than $5,000,000 and~~

~~(i)       Availability at all times during such calendar year is greater than $12,000,000, the Administrative Agent may conduct one field examination during such calendar year at the Lenders’ expense, and~~

(ii)       Combined Borrowing Base Availability at any time during ~~such~~ any calendar year is less than $12,000,000, the Administrative Agent may conduct the field examination described in clause (i) preceding and one additional field examination during such calendar year at the ~~Lenders~~Borrowers’ expense~~.~~; and

(iii)       notwithstanding the foregoing in clauses (i) and (ii), the Administrative Agent may have one additional field examination conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Section 5.07 Compliance with Laws and Material Contractual Obligations. Each Loan Party will, and will cause each Subsidiary to, (i) comply with each Requirement of Law applicable to it or its property (including Environmental Laws) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (ii) perform in all material respects its obligations under material agreements to which it is a party. Each Loan Party will maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees, and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.08      Use of Proceeds.

(a)       The proceeds of the Loans and the Letters of Credit will be used only (i) for working capital and general corporate purposes in the ordinary course of business of the Borrowers, (ii) to pay fees and expenses incurred by the Loan Parties in connection with entering into the Transactions, and (iii) for any other purpose not restricted or prohibited by this Agreement or applicable law. No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U, and X or to make any Acquisition.

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(b)       No Borrower will request any Borrowing or Letter of Credit, and no Borrower will use, and each Borrower will provide that its Subsidiaries and its and their respective directors, officers, employees, and agents will not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing, or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, ~~to the extent that such activities, businesses, or transactions would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or the European Union~~except to the extent permitted for a Person required to comply with Sanctions, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.09      Accuracy of Information. The Loan Parties will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information will be deemed to be a representation and warranty by the Borrowers on the date thereof as to the matters specified in this Section 5.09; provided that, with respect to projected financial information, the Loan Parties will only ensure that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 5.10      Insurance. Each Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including: loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents. The Borrowers will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

Section 5.11      Casualty and Condemnation. The Borrowers will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards, or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

Section 5.12      Appraisals. Each Borrower will provide the Administrative Agent with appraisals or updates thereof of such Borrower’s Inventory, from an appraiser selected and engaged by the Administrative Agent and prepared on a basis satisfactory to the Administrative Agent, such appraisals and updates to include information customary for appraisals of this type and as required by any applicable Requirement of Law. Notwithstanding any of the foregoing, the Administrative Agent ~~may, in its Permitted Discretion,~~ will require an appraisal pursuant to this Section as follows:

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(a)       if any Event of Default is in existence, the Administrative Agent may require, at the Borrowers’ expense, any Inventory appraisals requested by the Administrative Agent at such time; and

(c)       if:

~~(b)       if Revolving Exposure outstanding at any time during the applicable calendar year is greater than or equal to $5,000,000 and~~

(i)       Combined Borrowing Base Availability at all times during ~~such~~ any calendar year is greater than or equal to $12,000,000, the Administrative Agent may require one Inventory appraisal during such calendar year at the Borrowers’ expense~~, and~~;

(ii)       Combined Borrowing Base Availability at any time during ~~such~~ any calendar year is less than $12,000,000, the Administrative Agent may require the Inventory appraisal described in clause (i) preceding and one additional Inventory appraisal during such calendar year at the Borrowers’ expense; and

~~(c)       if Revolving Exposure outstanding during the applicable calendar year is at all times less than $5,000,000 and~~

~~(i)       Availability at all times during such calendar year is greater than $12,000,000, the Administrative Agent may require one Inventory appraisal during such calendar year at the Lenders’ expense, and~~

~~(ii)       Availability at any time during such calendar year is less than $12,000,000, the Administrative Agent may require the Inventory appraisal described in~~ clause (i) ~~preceding and one Inventory appraisal during such calendar year at the Lenders’ expense.~~

(iii)       notwithstanding the foregoing in clauses (i) and (ii), the Administrative Agent may have one additional Inventory appraisal conducted during any calendar year as it in its discretion deems necessary or appropriate at its own expense.

Section 5.13      Depository Banks. Each Loan Party will maintain the Administrative Agent as its principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, other than (a) any bank accounts maintained at a depositary institution other than a Lender that are subject to a sweep into the Collection Account (as defined in the Security Agreement) for any amounts in excess of the amount specified in Section 4.14 of the Security Agreement and (b) the Excluded Deposit Accounts (as defined in the Security Agreement).

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Section 5.14      Additional Collateral; Further Assurances.

(a)       Subject to applicable Requirements of Law, each Loan Party will cause each Domestic Subsidiary that is a Wholly-Owned Subsidiary, but excluding any Excluded Subsidiary and any Immaterial Subsidiary, formed or acquired after the date of this Agreement to become a Loan Party by executing a Joinder Agreement. In connection therewith, the Administrative Agent shall have received all documentation and other information regarding such newly formed or acquired Subsidiaries as may be required to comply with the applicable “know your customer” rules and regulations, including the USA Patriot Act. Upon execution and delivery thereof, each such Person (i) will automatically become a Loan Guarantor hereunder and thereupon will have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, in any property of such Loan Party that constitutes Collateral.

(b)       Each Loan Party will cause (i) 100% of the issued and outstanding Equity Interests of each of its Domestic Subsidiaries, excluding any Excluded Subsidiary, and (ii) 65.0% (or such greater percentage that, due to a change in applicable law after the Effective Date, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s U.S. parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary directly owned by such Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent may reasonably request.

(c)       Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements, and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), that may be required by any Requirement of Law or that the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form and substance reasonably satisfactory to the Administrative Agent and all at the expense of the Loan Parties.

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(d)       If any material assets are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as are necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in Section 5.14(c), all at the expense of the Loan Parties.

Article 6

Negative Covenants

Until all of the Secured Obligations have been Paid in Full, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:

Section 6.01      Indebtedness. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or suffer to exist any Indebtedness, except:

(a)       the Secured Obligations;

(b)       Indebtedness existing on the date hereof and set forth in Schedule 6.01 and extensions, renewals, refinancings, and replacements of any such Indebtedness in accordance with clause (f) following;

(c)       Indebtedness of any Borrower to any Subsidiary and of any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any other Loan Party will be subject to Section 6.04 and (ii) Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party will be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)       Guarantees by any Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any other Loan Party of Indebtedness of any Subsidiary that is not a Loan Party will be subject to Section 6.04, and (iii) Guarantees permitted under this clause (d) will be subordinated to the Secured Obligations on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)       Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction, or improvement of any fixed or capital assets (whether or not constituting Purchase Money Indebtedness), including Capital Lease Obligations (but excluding any Capital Lease Obligations that originally were classified as obligations outstanding under an operating lease and that were subsequently reclassified as Capital Lease Obligations because of a change in GAAP), and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, and replacements of any such Indebtedness in accordance with clause (f) following; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) together with any Refinance Indebtedness in respect thereof permitted by clause (f) following, does not exceed (x) $~~15,000,000~~ 5,000,000 with respect to Capital Lease Obligations at any time outstanding and (y) $1,000,000 with respect to Purchase Money Indebtedness at any time outstanding;

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(f)       Indebtedness that represents extensions, renewals, refinancings, or replacements (such Indebtedness being so extended, renewed, refinanced, or replaced being referred to herein as the “Refinance Indebtedness”) of any of the Indebtedness described in clause (b) and clause (e) preceding and clause (i)~~,~~ clause (j)~~,~~ and clause (m) following (such Indebtedness being referred to herein as the “Original Indebtedness”); provided that (i) such Refinance Indebtedness does not increase the principal amount or interest rate of the Original Indebtedness (except in an amount equal to any prepayment premiums, fees, expenses, or similar amounts payable in respect thereof), (ii) any Liens securing such Refinance Indebtedness are not extended to any additional property of any Loan Party or any Subsidiary, (iii) no Loan Party or any Subsidiary that is not originally obligated with respect to repayment of such Original Indebtedness is required to become obligated with respect to such Refinance Indebtedness, (iv) such Refinance Indebtedness does not result in a shortening of the average weighted maturity of such Original Indebtedness, (v) the terms of such Refinance Indebtedness (other than as to interest rate and fees) are not materially less favorable to the obligor thereunder than the original terms of such Original Indebtedness, and (vi) if such Original Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinance Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Original Indebtedness;

(g)       Indebtedness owed to (including obligations in respect of letters of credit, bank guarantees, and similar instruments for the benefit of) any Person providing workers’ compensation, health, disability, or other employee benefits or property, casualty, or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(h)       Indebtedness of any Loan Party in respect of performance bonds, completion bonds, bid bonds, appeal bonds, surety bonds, and similar obligations, in each case provided in the ordinary course of business;

(i)       Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary ~~and~~ , (ii) the aggregate principal amount of Indebtedness permitted by this clause (i), together with any Refinance Indebtedness in respect thereof permitted by clause (f) preceding, does not exceed $5,000,000 at any time outstanding~~;~~ and (iii) for the avoidance of doubt, any Liens securing such Indebtedness shall at all times subject to the limitations of Section 6.02(k);

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(j)       [Reserved];

~~(j)       Indebtedness under Swap Contracts permitted under~~ Section 6.07~~;~~

(k)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft, or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (i) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(l)       Indebtedness arising from agreements of a Loan Party or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets, or a Subsidiary otherwise permitted under this Agreement, other than guaranty obligations with respect to Indebtedness incurred by any Person acquiring all or any portion of such business, assets, or a Subsidiary for the purpose of financing such acquisition;

(m)       unsecured Indebtedness consisting of the financing of insurance premiums in the ordinary course of business and not constituting an obligation for money borrowed;~~and~~

(n)       subject to terms and conditions acceptable to Administrative Agent, other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000~~.~~; and

(o)       Indebtedness of the Borrowers and Guarantors evidenced by or arising under the FILO Documents (as in effect on the date hereof or as permitted to be amended, modified, supplemented, extended, renewed, refinanced, restated or replaced pursuant to the Intercreditor Agreement).

Section 6.02      Liens. No Loan Party will, nor will it permit any Subsidiary to, create, incur, assume, or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Credit Card Accounts) or rights in respect of any thereof, except:

(a)       Liens created pursuant to any Loan Document;

(b)       Permitted Encumbrances;

(c)       any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien does not apply to any other property or asset of such Borrower or Subsidiary or any other Borrower or Subsidiary and (ii) such Lien secures only those obligations that it secures on the date hereof, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

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(d)       Liens on fixed or capital assets acquired, constructed, or improved by any Borrower or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by Section 6.01(e), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing, or improving such fixed or capital assets, and (iv) such Liens do not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)       any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Loan Party after the date hereof prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien does not apply to any other property or assets of the Loan Party, and (iii) such Lien secures only those obligations that it secures on the date of such acquisition or the date such Person becomes a Loan Party, as the case may be, and extensions, renewals, and replacements thereof that do not increase the outstanding principal amount thereof;

(f)       Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;

(g)       Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;

(h)       any Lien on any property or asset of a Loan Party or Subsidiary securing Indebtedness or Refinance Indebtedness, provided, that such Lien (i) does not apply to (A) any Accounts or Inventory of the Loan Party or subsidiary or (B) any other property or assets of the Loan Party or Subsidiary not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement will not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition, and (iii) in the case of a Lien securing Refinance Indebtedness, if the Indebtedness being refinanced is, prior to such refinancing, secured by any Collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Refinance Indebtedness may be secured by such Collateral (including in respect of Indebtedness of any Loan Party or Subsidiary) that is otherwise permitted under this Agreement only, any Collateral owned by such Loan Party or Subsidiary pursuant to after-acquired property clauses contained in the agreement governing such Indebtedness being refinanced as in effect at the time of the incurrence of such Indebtedness, to the extent any such Collateral secured such Indebtedness) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced;

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(i)       Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;

(j)       Liens existing on any property or asset (other than Accounts and Inventory) arising under a transaction that constituted an operating lease under GAAP but that was subsequently reclassified as a capital lease because of a change in GAAP requiring such reclassification; and

(k)       Liens on any property of a Loan Party or any of its Subsidiaries securing any of their Indebtedness or their other liabilities; provided that (i) such Liens do not attach to Accounts or Inventory, (ii) all property subject to any such Liens does not have an aggregate value of more than $1,000,000 at any time, (iii) the aggregate outstanding principal amount of all such Indebtedness and other liabilities secured by any such Liens does not exceed $1,000,000 at any time, and (iv) such Liens are subordinated to the Liens securing the Secured Obligations on customary terms pursuant to an intercreditor agreement satisfactory to the Administrative Agent in its Permitted Discretion.

Notwithstanding the foregoing, none of the Liens (other than junior Liens in favor of the FILO Agent) permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (1) Credit Card Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrances and clause (a) preceding and (2) Inventory, other than those permitted under clause (a) and clause (b) of the definition of Permitted Encumbrances and clause (a) preceding.

Section 6.03      Fundamental Changes.

(a)       No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default has occurred and is continuing (i) any Subsidiary of any Borrower may merge into a Borrower in a transaction in which such Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any other Loan Party in a transaction in which the surviving entity is a Loan Party, and (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party that owns (directly or indirectly) such Subsidiary determines in good faith that such liquidation or dissolution is in the best interests of such Loan Party and is not materially disadvantageous to the Lenders; provided that, any such merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger will not be permitted unless also permitted by Section 6.04.

(b)       No Loan Party will, nor will it permit any Subsidiary to, engage in any business other than businesses of the type conducted by the Loan Parties on the date hereof and businesses reasonably related thereto.

~~(c)       [reserved]~~

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(c)       No Loan Party will, nor will it permit any Subsidiary to, consummate a Division as the Dividing Person, without the prior written consent of the Administrative Agent. Without limiting the foregoing, if any Loan Party that is a limited liability company consummates a Division (with or without the prior consent of Administrative Agent as required above), each Division Successor shall be required to comply with the obligations set forth in Section 5.14 and the other further assurances obligations set forth in the Loan Documents and become a Loan Party under this Agreement and the other Loan Documents.

(d)       No Loan Party will, nor will it permit any Subsidiary to, change its Fiscal Year from the basis in effect on the Effective Date unless such change is necessary to conform the fiscal year of a Subsidiary to the Fiscal Year of FHC.

(e)       No Loan Party will change the accounting basis upon which its financial statements are prepared.

Section 6.04      Investments, Loans, Advances, Guarantees, and Acquisitions. No Loan Party will, nor will it permit any Subsidiary to, form any subsidiary after the Effective Date, or purchase, hold, or acquire (including pursuant to any merger with any Person that was not a Loan Party and a Wholly-Owned Subsidiary prior to such merger) any evidences of Indebtedness or Equity Interests or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, or otherwise), except:

(a)       Permitted Investments, subject, in the Administrative Agent’s Permitted Discretion, to control agreements in favor of the Administrative Agent for the benefit of the Secured Parties and the FILO Agent or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties and the FILO Agent;

(b)       investments in existence on the date hereof and described in Schedule 6.04;

(c)       investments by FHC in the Borrowers and by the Borrowers and the Subsidiaries in Equity Interests in their respective Subsidiaries, provided that (i) any such Equity Interests held by a Loan Party must be pledged pursuant to the Security Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.14) and (ii) the aggregate amount of investments by Loan Parties in Subsidiaries that are not Loan Parties (together with outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) do not exceed (x) $~~10,000,000~~ 500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

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(d)       loans or advances made by any Loan Party to any Subsidiary and made by any Subsidiary to a Loan Party or any other Subsidiary, provided that (i) any such loans and advances made by a Loan Party to a Subsidiary that is not a Loan Party must be evidenced by a promissory note pledged pursuant to the Security Agreement and (ii) the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding Guarantees permitted under the proviso to Section 6.04(e)) do not exceed (x) $~~5,000,000~~ 500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(e)       Guarantees constituting Indebtedness permitted by Section 6.01, provided that, the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party (together with outstanding investments permitted under clause (ii) to the proviso to Section 6.04(c) and outstanding intercompany loans permitted under clause (ii) to the proviso to Section 6.04(d)) do not exceed (x) $~~5,000,000~~ 500,000 during a Dominion Period or (y) $2,000,000 at all other times, at any time outstanding (in each case determined without regard to any write-downs or write-offs);

(f)       loans or advances made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs, and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

~~(g)       investments in the form of Swap Agreements permitted by~~ Section 6.07~~;~~

(g)       [Reserved];

(h)       investments of any Person existing at the time such Person becomes a Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;

(i)       investments received in connection with the disposition of assets permitted by Section 6.05;

(j)       investments constituting deposits described in clause (c) and clause (d) of the definition of the term “Permitted Encumbrances”; and

(k)       Permitted Acquisitions.

Section 6.05      Asset Sales. No Loan Party will, nor will it permit any Subsidiary to, sell, transfer, lease, or otherwise dispose of any asset (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise), including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

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(a)       sales, transfers, and dispositions of (i) Inventory in the ordinary course of business (for the avoidance of doubt, with respect to the conduct of store closing, liquidation or similar sales at any of Borrowers’ retail store locations or other liquidation of Inventory, only the liquidation of less than (x) 40 store locations for Fiscal Year 2019 and (y) 25 store locations for each of Fiscal Year 2020 and 2021, and only for so long as the Inventory is sold and/or discounted in a manner that is consistent with normal course sales and discounting practices of the Borrowers through the existing store base, and consistent with past practices, in any period of 12 months shall be deemed “ordinary course of business”) and (ii) used, obsolete, worn out, or surplus equipment or property in the ordinary course of business;

(b)       sales, transfers, and dispositions of assets to any Borrower or any Subsidiary, provided that any such sales, transfers, or dispositions involving a Subsidiary that is not a Loan Party must be made in compliance with Section 6.09;

(c)       sales, transfers, and dispositions of Accounts that are not Credit Card Accounts in connection with the compromise, settlement, or collection thereof;

(d)       sales, transfers, and dispositions of Permitted Investments and other investments permitted by Section 6.04;

(e)       Sale and Leaseback Transactions permitted by Section 6.06;

(f)       dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g)       sales, transfers, and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold, and other than Inventory and Credit Card Accounts) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred, or otherwise disposed of in reliance upon this clause (g) do not exceed (x) $~~5,000,000~~ 500,000 during a Dominion Period or (y) $2,500,000 at all other times, during any Fiscal Year of FHC;

(h)       licenses of Intellectual Property in the ordinary course of business;

(i)       a true lease or sublease of real property that is no longer necessary or desirable to the business of any Loan Party or any Subsidiary and that does not interfere with the ordinary course of business of the Loan Parties and their Subsidiaries;

(j)       (i) any sale or issuance by a Borrower of its own Equity Interests to its parent, (ii) any sale or issuance by any Subsidiary of a Borrower of its own Equity Interests to any Loan Party, provided that the proportion of such Equity Interests and each class of such Equity Interests (both on an outstanding and fully diluted basis) held by such Loan Party does not change as a result of such sale or issuance, and (iii) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary, any sale or issuance by such Subsidiary of its own Equity Interests constituting directors’ qualifying shares or nominal holdings;

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(k)       the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivable financing transaction; and

(l)       dispositions of assets that constitute Restricted Payments that are permitted pursuant to Section 6.08;

provided that, all sales, transfers, leases, and other dispositions permitted hereby (other than those permitted by clause (b) and clause (f) preceding) must be made for fair value and for at least 75.0% cash consideration.

Section 6.06      Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), except for any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

Section 6.07      Swap Agreements. No Loan Party will, nor will it permit any Subsidiary to, enter into any Swap Agreement~~, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Subsidiaries) and (b) Swap Agreements entered into in order to effectively cap, collar, or exchange interest rates (from floating to fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary~~.

Section 6.08      Restricted Payments; Certain Payments of Indebtedness.

(a)       No Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each of the Loan Parties may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, (ii) Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, (iii) so long as no Event of Default has occurred and is continuing or would result immediately after giving effect to such Restricted Payment, FHC may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Loan Parties in an amount not to exceed $2,500,000 during the term of this Agreement, plus the amount of cash settlements in respect of stock-based awards granted to any Person who replaces the interim chief executive officer of the Loan Parties, and (iv) subject to the satisfaction of the Payment Conditions, FHC may make other Restricted Payments.

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(b)       No Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities, or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities, or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, or termination of any Indebtedness, except:

(i)       payment of Indebtedness created under the Loan Documents;

(ii)       payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under Section 6.01, other than payments in respect of (A) the FILO Debt and (B) the Subordinated Indebtedness prohibited by the subordination provisions thereof;

(iii)       refinancings of Indebtedness to the extent permitted by Section 6.01;

(iv)       payment of secured Indebtedness (other than the FILO Debt) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by the terms of Section 6.05; ~~and~~

(v)       (x) so long as no Event of Default under Section 7(a), (b)(i), (h) or (i) has occurred and is continuing both before and after giving effect thereto, payments of interest in respect of the FILO Debt and (y) payments in respect of principal of the FILO Debt subject to the satisfaction of the FILO Payment Conditions both before and after giving effect thereto; and

(vi)       ~~(v)~~subject to the satisfaction of the Payment Conditions, payment of other Indebtedness not otherwise permitted under this Section 6.08(b) (other than payments in respect of the FILO Debt).

Section 6.09      Transactions with Affiliates. No Loan Party will, nor will it permit any Subsidiary to, sell, lease, or otherwise transfer any property or assets to, or purchase, lease, or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a)       transactions that are at prices and on terms and conditions not less favorable to such Loan Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that this clause (a) will not limit the indemnification of directors of any Loan Party or any Subsidiary in accordance with customary practice;

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(b)       transactions between or among any Loan Parties not involving any other Affiliate;

(c)       any investment permitted by Section 6.04(c) or Section 6.04(d) and loans or advances to employees of any Loan Party or any of Subsidiary in accordance with Section 6.04(f);

(d)       any Indebtedness permitted under Section 6.01(b) through Section 6.01(d) and Section 6.01(l);

(e)       any Restricted Payment permitted by Section 6.08;

(f)       loans or advances to employees permitted under Section 6.04;

(g)       the payment of reasonable fees and indemnities to any direct or indirect parent of a Loan Party and directors, officers, and employees of any Loan Party or Subsidiary and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers, or employees of the Loan Parties and their Subsidiaries in the ordinary course of business;

(h)       any issuances of securities or other payments, awards, or grants in cash, securities, or otherwise pursuant to, or the funding of, employment agreements, stock options, and stock ownership plans approved by a Loan Party’s board of directors;

(i)       (A) employment agreements entered into by a Loan Party or any Subsidiary in the ordinary course of business, (b) a subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, or directors permitted under Section 6.08, and (c) any reasonable employee compensation, benefit plan, or arrangement, any reasonable health, disability, or similar insurance plan that covers employees, and any reasonable employment contract and transactions pursuant thereto; and

(j)       any purchase by FHC or another Loan Party that is the parent of, or contributions to, the equity capital of a Borrower; provided that any Equity Interests of a Borrower purchased by such Loan Party are pledged to the Administrative Agent pursuant to the Security Agreement.

Section 6.10      Restrictive Agreements. No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon:

(a)       the ability of such Loan Party or any Subsidiary to create, incur, or permit to exist any Lien upon any of its property or assets; or

(b)       the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary;

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provided that (i) the foregoing will not apply to (A) restrictions and conditions imposed by any Requirement of Law ~~or~~ , by any Loan Document or by the FILO Documents (as in effect as of the date hereof or as amended in accordance with the Intercreditor Agreement), (B) restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but will apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that, such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) any agreement in effect at the time any Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (E) Permitted Payment Restrictions contained in any documents evidencing or governing Indebtedness permitted hereunder of any Subsidiary of a Loan Party that is not a Loan Party (provided that such restrictions are not applicable to any Loan Party or the properties of any Loan Party), and (F) customary restrictions or encumbrances under Indebtedness incurred pursuant to Section 6.01(i) to the extent not more restrictive than the comparable restrictions or encumbrances contained under this Agreement (ii) clause (a) preceding will not apply to (A) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets (excluding Accounts and Inventory) securing such Indebtedness, (B) customary provisions in leases with respect to the leased property or restricting the assignment of such lease, (C) customary provisions in licenses of intellectual property with respect to such intellectual property, (D) customary provisions in any other agreement entered into in the ordinary course of business that restricts the assignment of such agreement, (E) customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale, (F) customary restrictions and conditions contained in the document relating to any Lien, so long as (y) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific asset subject to such Lien and (z) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.10.

Section 6.11      Amendment of Material Documents. No Loan Party will, nor will it permit any Subsidiary to, amend, modify, or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness ~~or~~ , (b) its charter, articles, or certificate of incorporation or organization, by-laws, operating, management or partnership agreement, or other organizational or governing documents, in each case to the extent any such amendment, modification, or waiver would materially and adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral or (c) the FILO Documents except as not prohibited by the Intercreditor Agreement.

Section 6.12      Reserved.

Section 6.13      Financial Covenants.

~~(a)       [~~reserved~~]~~

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~~(b)~~Fixed Charge Coverage Ratio~~. The Loan Parties will not permit the Fixed Charge Coverage Ratio of the Loan Parties, as of the last day of any fiscal month during any applicable testing period, to be less than 1.00 to 1.00. As used in this~~ Section 6.13(b)~~, “applicable testing period” means the period beginning on the last day of the fiscal month ended immediately prior to the date that Availability is less than $6,000,000, and continuing through and including the last day of the fiscal month following the date that Availability has been greater than (or equal to) $6,000,000 for a period of 30 consecutive days.~~

(a)       Capital Expenditures. The Loan Parties shall not contract for, purchase or make any expenditure or commitments for Capital Expenditures in excess of: (i) $6,000,000 for Fiscal Year 2019, (ii) the lesser of (x) $7,000,000 and (y) the Retained Cash Flow for Fiscal Year 2020 and (iii) the lesser of (x) $18,000,000 and (y) the Retained Cash Flow for Fiscal Year 2021, provided that, notwithstanding the foregoing, the Loan Parties are permitted to incur not greater than $4,000,000 of Capital Expenditures with respect to each of Fiscal Year 2020 and Fiscal Year 2021, provided further, that the Loan Parties may contract for, purchase or make expenditures or commitments for additional Capital Expenditures to the extent the Payment Conditions are satisfied at the applicable time.

(b)       [Reserved].

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Article 7

Events of Default

If any of the following events (“Events of Default”) occur:

(a)       the Borrowers fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same becomes due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)       the Borrowers fail to (i) pay any interest on any Loan when and as the same becomes due and payable or (ii) pay any fee or any other amount (other than an amount referred to in clause (a) of this Article or clause (ii) immediately preceding) payable under this Agreement or any other Loan Document when and as the same becomes due and payable and such failure continues unremedied for a period of three Business Days;

(c)       any representation or warranty made or deemed made by or on behalf of any Loan Party in this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement, or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, proves to have been materially incorrect when made or deemed made;

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(d)       any Loan Party fails to observe or perform any covenant, condition, or agreement contained in Section 5.01(g), Section 5.02(a), Section 5.03 (with respect to a Loan Party’s existence), or Section 5.08 or in Article 6;

(e)       (i) any Loan Party fails to observe or perform any covenant, condition, or agreement contained in this Agreement (other than those that constitute a default under another Section of this Article), and such failure continues unremedied for a period of (A) ten days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01 (other than Section 5.01(g)), Section 5.02 (other than Section 5.02(a)), Section 5.03 through Section 5.07, Section 5.10, Section 5.11, or Section 5.13 or (B) 30 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or (ii) the occurrence of any event of default, as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which event of default or breach continues beyond any period of grace therein provided;

(f)       any Loan Party or Subsidiary fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness or the FILO Debt, when and as the same becomes due and payable and after giving effect to any applicable grace period with respect thereto;

(g)       any (i) “Event of Default” (as defined in the FILO Loan Agreement) occurs under the FILO Documents, or (ii) any event or condition occurs that results in any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods, if any, having expired) the holder or holders of ~~any~~ such Material Indebtedness or any trustee or agent on its or their behalf to cause ~~any~~ such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; provided that, this clause (g)(ii) will not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such sale or transfer is permitted by Section 6.05; provided that, notwithstanding the foregoing, to the extent that an Event of Default under this clause (g) is solely as a result of a cross default to the FILO Loan Agreement, then any cure or waiver of the event of default under the FILO Loan Agreement shall eliminate such cross default hereunder

(h)       an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization, or other relief in respect of a Loan Party or Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any Loan Party or Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition continues undismissed for 60 days or an order or decree approving or ordering any of the foregoing is entered;

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(i)       any Loan Party or Subsidiary (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, or other relief under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, (ii) consent, to the institution of, or fail, to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) applies for or consents to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for such Loan Party or Subsidiary or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(j)       any Loan Party or Subsidiary becomes unable, admits in writing its inability, or publicly declares its intention not to, or fails generally to pay its debts as they become due;

(k)       (i) one or more judgments for the payment of money in an aggregate amount in excess of (x) $~~5,000,000~~ 500,000 during a Dominion Period or (y) $1,500,000 at all other times, are rendered against any Loan Party, any Subsidiary or any combination thereof and the same remain undischarged for a period of 30 consecutive days during which execution is not effectively stayed, or any action is legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or Subsidiary to enforce any such judgment or (ii) any Loan Party or Subsidiary fails within 30 days to discharge one or more non-monetary judgments or orders that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;

(l)       an ERISA Event occurs that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding (i) $~~1,000,000~~ 500,000 in any year or (ii) $~~1,000,000~~ 500,000 for all periods;

(m)       a Change in Control occurs or a “Change of Control” or similar event under the FILO Loan Agreement occurs;

(n)       [reserved]

(o)       the Loan Guaranty or any Obligation Guaranty fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty or any Obligation Guaranty, or any Guarantor fails to comply with any of the terms or provisions of the Loan Guaranty or any Obligation Guaranty to which it is a party, or any Guarantor denies that it has any further liability under the Loan Guaranty or any Obligation Guaranty to which it is a party, or gives notice to such effect, including, but not limited to notice of termination delivered pursuant to Section 10.08 or any notice of termination delivered pursuant to the terms of any Obligation Guaranty;

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(p)       except as specifically permitted by the terms of this Agreement or any Collateral Document, (i) any Collateral Document for any reason fails to create a valid security interest in Accounts, Inventory, or any other material portion of the other Collateral purported to be covered thereby or (ii) any Lien securing any Secured Obligation ceases to be a perfected, first priority Lien;

(q)       any Collateral Document fails to remain in full force or effect or any action is taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(r)       any material provision of any Loan Document or the Intercreditor Agreement for any reason ceases to be valid, binding, and enforceable in accordance with its terms (or any Loan Party or other party to the foregoing challenges the enforceability of any Loan Document or the Intercreditor Agreement or asserts in writing, or engages in any action or inaction that evidences its assertion, that any provision of any of the Loan Documents or the Intercreditor Agreement has ceased to be or otherwise is not valid, binding, and enforceable in accordance with its terms); or

(s)       any Loan Party is criminally indicted or convicted under any law that may reasonably be expected to lead to a forfeiture of (i) any property constituting Inventory or Credit Card Accounts of such Loan Party or (ii) any other property of such Loan Party having a fair market value in excess of $~~1,000,000~~500,000;

then, and in every such event (other than an event with respect to the Borrowers described in clause (h) or clause (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders will, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments (including the Swingline Commitment), whereupon the Commitments will terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees (including any Prepayment Fees) and other obligations of the Borrowers accrued hereunder, will become due and payable immediately, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrowers; and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j); and in the case of any event with respect to the Borrowers described in clause (h) or clause (i) of this Article, the Commitments (including the Swingline Commitment) will automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees (including any Prepayment Fees) and other obligations of the Borrowers accrued hereunder, will automatically become due and payable, in each case without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrowers. During the existence of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders will, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

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Article 8

The Administrative Agent

Section 8.01      Appointment. Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the U.S., each of the Lenders and the Issuing Bank hereby grants to the Administrative Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders (including the Swingline Lender and the Issuing Bank), and the Loan Parties will not have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent alone is authorized to determine whether any Credit Card Accounts or Inventory constitute Eligible Credit Card Accounts or Eligible Inventory, whether to impose or release any Reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments if exercised in the Administrative Agent’s Permitted Discretion will exonerate the Administrative Agent from liability to any Lender or other Person for any error in judgment.

Section 8.02      Rights as a Lender. The bank serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Subsidiary or any Affiliate thereof as if it were not the Administrative Agent hereunder.

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Section 8.03      Duties and Obligations. The Administrative Agent will not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent will not be subject to any fiduciary or other implied duties, regardless of whether a Default exists, (b) the Administrative Agent will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent will not have any duty to disclose, and will not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent will not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as is necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. The Administrative Agent will be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or a Lender, and the Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report, or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements, or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness, or genuineness of any Loan Document or any other agreement, instrument, or document, (v) the creation, perfection, or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 8.04      Reliance. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document, or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and will not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants, and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, or experts.

Section 8.05      Actions through Sub-Agents. The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections will apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

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Section 8.06      Resignation. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank, and the Borrower Representative. Upon any such resignation, the Required Lenders will have the right, in consultation with the Borrowers, to appoint a successor. If no successor has been so appointed by the Required Lenders and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent that will be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by its successor, such successor will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent will be the same as those payable to its predecessor, unless otherwise agreed by the Borrowers and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent has been so appointed and has accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders, the Issuing Bank, and the Borrowers, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents, provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Collateral Document for the benefit of the Secured Parties, the retiring Administrative Agent will continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties and, in the case of any Collateral in the possession of the Administrative Agent, will continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent will have no duty or obligation to take any further action under any Collateral Document, including any action required to maintain the perfection of any such security interest) and (b) the Required Lenders will succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, provided that (i) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent will be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent will also directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article, Section 2.17(d), and Section 9.03, as well as any exculpatory, reimbursement, and indemnification provisions set forth in any other Loan Document, will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents, and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (a) above.

Section 8.07      Non-Reliance.

(a)       Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring, or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire, or hold Loans hereunder. Each Lender will, independently and without reliance upon the Administrative Agent, any arranger of this credit facility, or any amendment thereto, or any other Lender and their respective Related Parties and based on such documents and information (that may contain material, non-public information within the meaning of the U.S. securities laws concerning the Borrowers and their Affiliates) as it from time to time deems appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement, or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests, and obligations hereunder.

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(b)       Each Lender hereby agrees that: (i) it has requested a copy of each Report prepared by or on behalf of the Administrative Agent; (ii) the Administrative Agent (A) makes no representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (B) will not be liable for any information contained in any Report; (iii) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that the Administrative Agent undertakes no obligation to update, correct, or supplement the Reports; (iv) it will keep all Reports confidential and strictly for its internal use, not share the Report with any Loan Party or any other Person except as otherwise permitted pursuant to this Agreement; and (v) without limiting the generality of any other indemnification provision contained in this Agreement, (A) it will hold the Administrative Agent and any such other Person preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any extension of credit that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a Loan or Loans; and (B) it will pay and protect, and indemnify, defend, and hold the Administrative Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorneys’ fees) incurred by the Administrative Agent or any such other Person as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

Section 8.08      Certain ERISA Matters.

(a)       Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

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(i)       such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)       (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).

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~~Section 8.8       Reserved~~The Administrative Agent hereby informs the Lenders that it is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that the Administrative Agent or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.09      Not Partners or Co-Venturers; Administrative Agent as Representative of the Secured Parties.

(a)       The Lenders are not partners or co-venturers, and no Lender will be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent has the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

(b)       In its capacity, the Administrative Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Administrative Agent) will have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Administrative Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Administrative Agent on behalf of the Secured Parties.

Section 8.10 Flood Laws. JPMCB has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). JPMCB, as administrative agent or collateral agent on a syndicated facility, will post on the applicable electronic platform (or otherwise distribute to each Lender in the syndicate) documents that it receives in connection with the Flood Laws. However, JPMCB reminds each Lender and Participant in the facility that, pursuant to the Flood Laws, each federally regulated Lender (whether acting as a Lender or Participant in the facility) is responsible for assuring its own compliance with the flood insurance requirements.

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Article 9

Miscellaneous

Section 9.01         Notices.

(a)

(i)       Except in the case of notices and other communications expressly permitted to be given by telephone (and subject in each case to clause (b) following), all notices and other communications provided for herein must be in writing and be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or Electronic Systems, as follows:

•	if to any Loan Party, to the Borrower Representative at:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

~~Attention: Kelly DiltsE-Mail: kelly.dilts@francescas.comFacsimile No: (713) 863-0098~~Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

•	if to the Administrative Agent, JPMCB in its capacity as an Issuing Bank, or the Swingline Lender, to JPMorgan Chase Bank, N.A. at:

2200 Ross Avenue

Dallas, Texas 75201

Attention: Portfolio Manager – Francesca’s

Facsimile No: (214) 965-2594

•	if to any other Lender or Issuing Bank, to it at its address or facsimile number set forth in its Administrative Questionnaire;

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All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received, (B) sent by facsimile will be deemed to have been given when sent, provided that, if not given during normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day of the recipient, or (C) delivered through Electronic Systems will be effective as provided in clause (b) following.

(ii)       In connection with any notice from the Administrative Agent to the Loan Parties with respect to the occurrence of an Event of Default, an exercise of remedies by any Credit Party, or an assignment of the Obligations under Section 9.04, the Administrative Agent will also endeavor to provide a copy of such notice to:

Francesca’s Collections, Inc.

8760 Clay Road, Suite 100

Houston, Texas 77080

~~Attention: Marc G. SchubackE-Mail: marc.schuback@francescas.comFacsimile No: (713) 863-0098~~Attention: Cindy Thomassee

E-Mail: cindy.thomassee@francescas.com

Facsimile No: 713-863-0098

and

O’Melveny & Myers LLP

7 Times Square

New York, New York 10036

Attention: Sung Pak

Email: spak@omm.com

Facsimile No: (212) 326-2061

provided that failure or delay in delivering a copy of any such notice to any such Person will not adversely affect the effectiveness of such notice or constitute a breach by the Administrative Agent of any provision of this Agreement.

(b)       Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing will not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that, approval of such procedures may be limited to particular notices or communications. Unless the recipient otherwise proscribes, all notices and other communications (i) sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement), provided that, if not given during the normal business hours of the recipient, such notice or communication will be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clause (i) and clause (ii) preceding, if such notice, e-mail, or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next Business Day of the recipient.

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(c)       Any party hereto may change its address, facsimile number, or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)       Electronic Systems.

(i)       Each Loan Party agrees that the Administrative Agent may, but will not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar Electronic System.

(ii)       Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank, or any other Person or entity for damages of any kind, including direct or indirect, special, incidental, or consequential damages, losses, or expenses (whether in tort, contract, or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document, or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein that is distributed by the Administrative Agent, any Lender, or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02 Waivers; Amendments.

(a)       No failure or delay by the Administrative Agent, the Issuing Bank, or any Lender in exercising any right or power hereunder or under any other Loan Document will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank, and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom will in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent will be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit will not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

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(b)       ~~Except as provided in the first sentence of~~ Section 2.09(f) ~~(with respect to any commitment increase) and subject~~ Subject to Section 2.14(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, no such agreement will (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby (provided that any amendment or modification of the financial covenants in this Agreement (or any defined term used therein) will not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees, or other Obligations payable hereunder, or reduce the amount of, waive, or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or Section 2.18(d) in a manner that would alter the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) increase the advance rates set forth in the definition of Borrowing Base or add new categories of eligible assets, without the written consent of each Lender (other than any Defaulting Lender), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend, or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20, without the consent of each Lender (other than any Defaulting Lender), (viii) release any Guarantor from its obligation under its Loan Guaranty or Obligation Guaranty (except as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender (other than any Defaulting Lender), or (ix) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender (other than any Defaulting Lender); provided, further, that no such agreement will amend, modify, or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank, or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank, or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 will require the consent of the Administrative Agent, the Issuing Bank, and the Swingline Lender); provided, further, that no such agreement will amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower Representative and the Issuing Bank regarding the Issuing Bank’s Issuing Bank Sublimit or the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver, or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Loan Parties and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

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(c)       The Lenders and the Issuing Bank hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon Payment in Full of all Secured Obligations, and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interests of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty or Obligation Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease that has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article 7. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders; provided that, the Administrative Agent may in its discretion, release its Liens on Collateral valued in the aggregate not in excess of $~~5,000,000~~ 1,000,000 during any calendar year without the prior written authorization of the Required Lenders~~(it~~ (it being agreed that the Administrative Agent may rely conclusively on one or more certificates of the Borrowers as to the value of any Collateral to be so released, without further inquiry). Any such release will not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which will continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release will be without recourse to or warranty by the Administrative Agent.

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(d)       If, in connection with any proposed amendment, waiver, or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity that is reasonably satisfactory to the Borrowers, the Administrative Agent, and the Issuing Bank agrees, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers will pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees, and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including payments due to such Non-Consenting Lender under Section 2.15 and Section 2.17, and (2) an amount, if any, equal to the payment that would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(e)       Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify, or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, or inconsistency.

Section 9.03      Expenses; Indemnity; Damage Waiver.

(a)       The Loan Parties will, jointly and severally, pay all (x) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges, and disbursements of one legal counsel (and one local counsel in each relevant jurisdiction, or two in the case of any conflict preventing the use of only one local counsel) for the Administrative Agent, in connection with the syndication and distribution (including via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications, or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby are consummated), (y) reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal, or extension of any Letter of Credit or any demand for payment thereunder, and (z) documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, or any Lender, including the fees, charges, and disbursements of any counsel for the Administrative Agent, the Issuing Bank, or any Lender, in connection with the enforcement, collection, or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring, or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs, and expenses incurred in connection with:

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(i)       appraisals and insurance reviews;

(ii)       field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination;

(iii)       background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the sole discretion of the Administrative Agent;

(iv)       Taxes, fees, and other charges for (A) lien and title searches and title insurance and (B) filing financing statements and continuations, and (C) other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)       sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)       forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs, and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

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(b)       The Loan Parties will, jointly and severally, indemnify the Administrative Agent, the Issuing Bank, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities, and related expenses, including the fees, charges, and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by a Loan Party or a Subsidiary, or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (iv) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (v) any actual or prospective claim, litigation, investigation, or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors, or any other third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities, or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES AND THE EACH OF THE LOAN PARTIES AGREES THAT THE FOREGOING INDEMNITIES WILL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES, AND RELATED EXPENSES (INCLUDING ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE. This Section 9.03(b) will not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)       To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swingline Lender or the Issuing Bank (or any Related Party of any of the foregoing) under Section 9.03(a) or Section 9.03(b), each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender, or the Issuing Bank (or any Related Party of any of the foregoing), as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any such payment by the Lenders will not relieve any Loan Party of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability, or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender, or the Issuing Bank in its capacity as such.

(d)       To the extent permitted by applicable law, no party hereto will assert, and each party hereto hereby waives, any claim against any other party, including any claim against any Indemnitee, (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) or (ii) on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof; provided that, nothing in this Section 9.03(d) will relieve any Loan Party of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential, or punitive damages asserted against such Indemnitee by a third party.

(e)       All amounts due under this Section will be payable promptly after written demand therefor.

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Section 9.04      Successors and Assigns.

(a)       The provisions of this Agreement are binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent will be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, will be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.03(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank, and the Lenders) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(b)

(i)       Subject to the conditions set forth in Section 9.04(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit, and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)       the Borrower Representative, provided that the Borrower Representative will be deemed to have consented to any such assignment unless it objects thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof, and provided, further, that no consent of the Borrower Representative will be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, or, if an Event of Default exists, any other assignee;

(B)       the Administrative Agent;

(C)       the Issuing Bank; and

(D)       the Swingline Lender.

(ii)       Assignments will be subject to the following additional conditions:

(A)       except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) will not be less than $~~5,000,000~~ 1,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consents, provided that no such consent of the Borrower Representative will be required if an Event of Default exists;

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(B)       each partial assignment will be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)       the parties to each assignment will execute and deliver to the Administrative Agent (y) an Assignment and Assumption or (z) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500; and

(D)       the assignee, if it is not a Lender, will deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (that may contain material non-public information about FHC, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding, or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (x) a Lender, (y) an Affiliate of a Lender, or (z) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (v) natural person, (w) a Defaulting Lender or its Parent, (x) holding company, investment vehicle, or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such holding company, investment vehicle, or trust will not constitute an Ineligible Institution if it (1) has not been established for the primary purpose of acquiring any Loans or Commitments, (2) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (3) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, (y) a Loan Party or a Subsidiary or other Affiliate of a Loan Party, or (z) any competitor (including any controlling Affiliate thereof) of a Loan Party; provided that any such competitor (or controlling Affiliate thereof) will not constitute an Ineligible Institution if at the time of any transfer or assignment under this Section any Event of Default under clause (a), clause (b), or clause (h) through clause (j) of Article 7 exists.

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(iii)       Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder will be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder will, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender will cease to be a party hereto but will continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17, and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 will be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)       The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, will maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register will be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank, and the Lenders will treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register will be available for inspection by the Borrowers, the Issuing Bank, and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)       Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent will accept such Assignment and Assumption and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee fails to make any payment required to be made by it pursuant to Section 2.05, Section 2.06(d), Section 2.06(e), Section 2.07(b), Section 2.18(d), or Section 9.03(c), the Administrative Agent will have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment has been made in full, together with all accrued interest thereon. No assignment will be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

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(c)       Any Lender may, without the consent of the Borrowers, the Administrative Agent, the Issuing Bank, or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that, (i) such Lender’s obligations under this Agreement will remain unchanged; (ii) such Lender will remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Borrowers, the Administrative Agent, the Issuing Bank, and the other Lenders will continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation will provide that such Lender will retain the sole right to enforce this Agreement and to approve any amendment, modification, or waiver of any provision of this Agreement; provided that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification, or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant will be entitled to the benefits of Section 2.15, Section 2.16, and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and Section 2.17(g) (it being understood that the documentation required under Section 2.17(f) will be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that, such Participant (y) agrees to be subject to the provisions of Section 2.18 and Section 2.19 as if it were an assignee under Section 9.04(b) and (z) will not be entitled to receive any greater payment under Section 2.15 or Section 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also will be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation will, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender will have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register will be conclusive absent manifest error, and such Lender will treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) will have no responsibility for maintaining a Participant Register.

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(d)       Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section will not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest will release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05      Survival. All covenants, agreements, representations, and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document will be considered to have been relied upon by the other parties hereto and will survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank, or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and will continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.15, Section 2.16, Section 2.17, ~~and~~ Section 9.03 and Article 8 will survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06      Counterparts; Integration; Effectiveness; Electronic Execution.

(a)       This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and (ii) increases or reductions of the Issuing Bank Sublimit of the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement will become effective when it has been executed by the Administrative Agent and when the Administrative Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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(b)       Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf., or any other electronic means that reproduces an image of the actual executed signature page will be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby or thereby will be deemed to include Electronic Signatures, deliveries, or the keeping of records in electronic form, each of which will be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein will require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.07      Severability. Any provision of any Loan Document held to be invalid, illegal, or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction will not invalidate such provision in any other jurisdiction.

Section 9.08      Right of Setoff. If an Event of Default has occurred and is continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender has made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender will notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice will not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

Section 9.09      Governing Law; Jurisdiction; Consent to Service of Process.

(a)       The Loan Documents (other than those containing a contrary express choice of law provision) will be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

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(b)       Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in New York, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document will affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)       Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)       Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10      Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and will not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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Section 9.12      Confidentiality. Each of the Administrative Agent, the Issuing Bank, and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority claiming jurisdiction over the Administrative Agent, Issuing Bank, or such Lender (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process (provided that the Administrative Agent, the Issuing Bank, or such Lender, as applicable, will endeavor to promptly notify the Borrower Representative in the event of any such disclosure by such Person (other than any such disclosure requested by any Governmental Authority claiming jurisdiction over the Administrative Agent, Issuing Bank, or such Lender, as applicable) unless such notification is prohibited by applicable law, rule, regulation, court order, or administrative proceeding), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action, or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative, ~~or~~ (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank, or any Lender on a non-confidential basis from a source other than the Borrowers and other than as a result of a breach of this Section that the Administrative Agent, Issuing Bank, or such Lender, as applicable, has knowledge of, or (i) to the FILO Agent, the FILO Lenders and their respective advisors. For the purposes of this Section, “Information” means all information received from the Borrowers or any of their Affiliates relating to the Borrowers, FHC, any of their subsidiaries, or their business, other than (y) any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than as a result of a breach of this Section that the Administrative Agent, Issuing Bank, or such Lender, as applicable, has knowledge of and (z) other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN THIS SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING FHC, ITS AFFILIATES, THE OTHER LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT SUCH LENDER HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

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ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT FHC, THE LOAN PARTIES, AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT SUCH LENDER HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

Section 9.13      Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder will not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender will be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14      USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify, and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act.

Section 9.15      Disclosure. Each Loan Party, each Lender, and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to, or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16      Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets that, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender will notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor will deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

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Section 9.17      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges, and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, will be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section will be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods will be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, will have been received by such Lender.

Section 9.18      Marketing Consent. The Borrowers hereby authorize JPMCB and its affiliates (collectively, the “JPMCB Parties”), at their respective sole expense, but without any prior approval by the Borrowers, to publish such tombstones and give such other publicity to this Agreement as each may from time to time determine in its sole discretion. The foregoing authorization will remain in effect unless and until the Borrower Representative notifies JPMCB in writing that such authorization is revoked.

Section 9.19      Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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Section 9.20      No Fiduciary Duty, Etc.. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other Person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory, or any other matters in any jurisdiction. Each Borrower will consult with its own advisors concerning such matters and will be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties will have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold, or sell, for its own accounts and the accounts of customers, equity, debt, and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital, or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

Section 9.21       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Article 10
Loan Guaranty

Section 10.01      Guaranty. Each Loan Guarantor (other than those, if any, that have delivered a separate Guaranty) hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely, unconditionally, and irrevocably guarantees to the Secured Parties, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations and all costs and expenses, including all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent, the Issuing Bank, and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor, or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”; provided that, the definition of “Guaranteed Obligations” does not create any guarantee by any Loan Guarantor of (or grant of security interest by any Loan Guarantor to support, as applicable) any Excluded Swap Obligations of such Loan Guarantor for purposes of determining any obligations of any Loan Guarantor). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Section 10.02      Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent, the Issuing Bank, or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor of, or any other Person obligated for, all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

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Section 10.03     No Discharge or Diminishment of Loan Guaranty.

(a)       Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment, or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure, or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization, or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff, or other rights that any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, the Issuing Bank, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)       The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)       Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Issuing Bank, or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations; (iv) any action or failure to act by the Administrative Agent, the Issuing Bank, or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure, or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission, or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than Payment in Full of the Guaranteed Obligations).

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Section 10.04      Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower, any Loan Guarantor or any other Obligated Party, other than Payment in Full of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and will not raise any such law as a defense to its obligations hereunder. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been Paid in Full. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

Section 10.05      Rights of Subrogation. No Loan Guarantor will assert any right, claim, or cause of action, including a claim of subrogation, contribution, or indemnification, that it has against any Obligated Party or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Issuing Bank, and the Lenders.

Section 10.06 Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded, or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment will be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent, the Issuing Bank, and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations will nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.

Section 10.07     Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope, and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, the Issuing Bank, or any Lender will have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

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Section 10.08    Termination. Each of the Lenders and the Issuing Bank may continue to make loans or extend credit to the Borrowers based on this Loan Guaranty until five days after it receives written notice of termination from any Loan Guarantor. Notwithstanding receipt of any such notice, each Loan Guarantor will continue to be liable to the Lenders for any Guaranteed Obligations created, assumed, or committed to prior to the fifth day after receipt of the notice, and all subsequent renewals, extensions, modifications, and amendments with respect to, or substitutions for, all or any part of such Guaranteed Obligations. Nothing in this Section 10.08 will be deemed to constitute a waiver of, or eliminate, limit, reduce, or otherwise impair any rights or remedies the Administrative Agent or any Lender may have in respect of, any Default or Event of Default that exists under clause (o) of Article 7 as a result of any such notice of termination.

Section 10.09    Taxes. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and will timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor will be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent, Lender, or Issuing Bank (as the case may be) receives the amount it would have received had no such withholding been made.

Section 10.10    Maximum Liability. Notwithstanding any other provision of this Loan Guaranty, the amount guaranteed by each Loan Guarantor hereunder will be limited to the extent, if any, required so that its obligations hereunder will not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, Uniform Voidable Transaction Act, or similar statute or common law. In determining the limitations, if any, on the amount of any Loan Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification, or contribution that such Loan Guarantor may have under this Loan Guaranty, any other agreement, or applicable law will be taken into account.

Section 10.11    Contribution.

(a)       To the extent that any Loan Guarantor makes a payment under this Loan Guaranty (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Loan Guarantor, exceeds the amount that otherwise would have been paid by or attributable to such Loan Guarantor if each Loan Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Loan Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Loan Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Payment in Full of the Guaranteed Obligations and the termination of this Agreement, such Loan Guarantor will be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Loan Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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(b)       As of any date of determination, the “Allocable Amount” of any Loan Guarantor will be equal to the excess of the fair saleable value of the property of such Loan Guarantor over the total liabilities of such Loan Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Loan Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Loan Guarantors as of such date in a manner to maximize the amount of such contributions.

(c)       This Section 10.11 is intended only to define the relative rights of the Loan Guarantors, and nothing set forth in this Section 10.11 is intended to or will impair the obligations of the Loan Guarantors, jointly and severally, to pay any amounts as and when the same become due and payable in accordance with the terms of this Loan Guaranty.

(d)       The parties hereto acknowledge that the rights of contribution and indemnification hereunder constitute assets of the Loan Guarantor or Loan Guarantors to which such contribution and indemnification is owing.

(e)       The rights of the indemnifying Loan Guarantors against other Loan Guarantors under this Section 10.11 will be exercisable upon Payment in Full and the termination of this Agreement.

Section 10.12    Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article 10 is in addition to, and is cumulative with, all liabilities of each Loan Party to the Administrative Agent, the Issuing Bank, and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Section 10.13    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of a Swap Obligation (provided that, each Qualified ECP Guarantor will only be liable under this Section 10.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.13 or otherwise under this Loan Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Except as otherwise provided herein, the obligations of each Qualified ECP Guarantor under this Section 10.13 will remain in full force and effect until the termination of all Swap Obligations. Each Qualified ECP Guarantor intends that this Section 10.13 constitute, and this Section 10.13 will be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Article 11

The Borrower Representative

Section 11.01    Appointment; Nature of Relationship. FSC is hereby appointed by each Loan Party as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each Loan Party irrevocably authorizes the Borrower Representative to act as the contractual representative of such Loan Party with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article 11. Additionally, each Borrower hereby appoints the Borrower Representative as such Borrower’s agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative will promptly disburse such Loans to the appropriate Borrower(s), provided that, in the case of a Revolving Loan, such amount will not exceed Availability. The Administrative Agent and the Lenders, and their respective officers, directors, agents, or employees, will not be liable to the Borrower Representative or any Loan Party for any action taken or omitted to be taken by the Borrower Representative or the Loan Parties pursuant to this Section 11.01.

Section 11.02    Powers. The Borrower Representative will have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative will have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative. Without affecting in any respect the joint and several nature of the liabilities of each Loan Party hereunder and under the Loan Documents, the Borrower Representative will have the right to designate one or more of the Borrowers as the “borrower” under the Obligations solely for the purpose of the internal accounting and administrative purposes of the Borrowers.

Section 11.03    Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04    Notices. Each Borrower will immediately notify the Borrower Representative of the occurrence of any Default or Unmatured Default hereunder referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative will give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder will constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05    Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent will give prompt written notice of such resignation to the Lenders.

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Section 11.06    Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as are necessary or appropriate to effect the purposes of the Loan Documents, including the Compliance Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, will be binding upon all of the Borrowers.

Section 11.07    Reporting. Each Borrower hereby agrees that such Borrower will furnish promptly after each fiscal month (unless sooner required pursuant to Section 5.01) to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative will rely to prepare the Borrowing Base Certificates and Compliance Certificate required pursuant to the provisions of this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

FRANCESCA’S SERVICES CORPORATION FRANCESCA’S COLLECTIONS, INC. ~~FRANCESCAS.COM, INC.~~

By:
Kelly Dilts
Executive Vice President and Chief
Financial Officer

OTHER LOAN PARTIES:

FRANCESCA’S HOLDINGS CORPORATION FRANCESCA’S LLC

By:
Kelly Dilts
Executive Vice President and Chief
Financial Officer

Signature Page to Credit Agreement

JPMCB:

JPMORGAN CHASE BANK, N.A.,
as the Administrative Agent, the Issuing Bank, the
Swingline Lender, and a Lender

By:
Bruce R. Cohenour
Authorized Officer

Signature Page to Credit Agreement